                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

================================================================================

                           R.H. DONNELLEY CORPORATION

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                   ----------

                                    INDENTURE

                             Dated January 27, 2006

                                   ----------

  $365,000,000 Aggregate Principal Amount At Maturity 6.875% Series A-1 Senior
              Discount Notes Due 2013 ($332,080,650 Gross Proceeds)

================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310 (a)(1)..................................................   7.10
    (a)(2)..................................................   7.10
    (a)(3)..................................................   N.A.
    (a)(4)..................................................   N.A.
    (a)(5)..................................................   7.10
    (b).....................................................   7.08; 7.10
    (b)(1)..................................................   7.10
    (c).....................................................   N.A.
311 (a).....................................................   7.11
    (b).....................................................   7.11
    (c).....................................................   N.A.
312 (a).....................................................   2.06
    (b).....................................................   10.03
    (c).....................................................   10.03
313 (a).....................................................   7.06
    (b)(1)..................................................   7.08.
    (b)(2)..................................................   7.06, 7.08
    (c).....................................................   7.06
    (d).....................................................   7.06
314 (a).....................................................   4.06; 4.16
    (b).....................................................   N.A.
    (c)(1)..................................................   10.04
    (c)(2)..................................................   10.04
    (c)(3)..................................................   N.A.
    (d).....................................................   N.A.
    (e).....................................................   10.05
    (f).....................................................   N.A.
315 (a).....................................................   7.01(b)
    (b).....................................................   7.05
    (c).....................................................   7.01(a)
    (d).....................................................   7.01(c)
    (e).....................................................   6.12
316 (a) (last sentence).....................................   2.10
    (a)(1)(A)...............................................   6.05
    (a)(1)(B)...............................................   6.04
    (a)(2)..................................................   N.A.
    (b).....................................................   6.08
    (c).....................................................   8.04
317 (a)(1)..................................................   6.09
    (a)(2)..................................................   6.10
    (b).....................................................   2.05; 7.12
318 (a).....................................................   10.01
318 (c) ....................................................   10.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE...................      1
   SECTION 1.01    Definitions...........................................      1
   SECTION 1.02    Incorporation by Reference of Trust Indenture Act.....     35
   SECTION 1.03    Rules of Construction.................................     36

ARTICLE TWO THE SECURITIES...............................................     36
   SECTION 2.01    Amount of Senior Discount Notes.......................     36
   SECTION 2.02    Form and Dating.......................................     37
   SECTION 2.03    Execution and Authentication..........................     37
   SECTION 2.04    Registrar and Paying Agent............................     38
   SECTION 2.05    Paying Agent To Hold Money in Trust...................     38
   SECTION 2.06    Holder Lists..........................................     39
   SECTION 2.07    Transfer and Exchange.................................     39
   SECTION 2.08    Replacement Senior Discount Notes.....................     39
   SECTION 2.09    Outstanding Senior Discount Notes.....................     40
   SECTION 2.10    Treasury Notes........................................     40
   SECTION 2.11    Temporary Senior Discount Notes.......................     41
   SECTION 2.12    Cancellation..........................................     41
   SECTION 2.13    Defaulted Interest....................................     41
   SECTION 2.14    CUSIP Number..........................................     41
   SECTION 2.15    Deposit of Moneys.....................................     42
   SECTION 2.16    Book-Entry Provisions for Global Senior Discount
                      Notes..............................................     42
   SECTION 2.17    Special Transfer Provisions...........................     44
   SECTION 2.18    Computation of Interest...............................     47

ARTICLE THREE REDEMPTION.................................................     47
   SECTION 3.01    Election To Redeem; Notices to Trustee................     47
   SECTION 3.02    Selection by Trustee of Senior Discount Notes To Be
                      Redeemed...........................................     47
   SECTION 3.03    Notice of Redemption..................................     48
   SECTION 3.04    Effect of Notice of Redemption........................     48
   SECTION 3.05    Deposit of Redemption Price...........................     49
   SECTION 3.06    Senior Discount Notes Redeemed in Part................     49
   SECTION 3.07    Sinking Fund..........................................     49

ARTICLE FOUR COVENANTS...................................................     50
   SECTION 4.01    Payment of Senior Discount Notes......................     50
   SECTION 4.02    Maintenance of Office or Agency.......................     50
   SECTION 4.03    Legal Existence.......................................     50
   SECTION 4.04    Maintenance of Properties; Insurance; Compliance with
                      Law................................................     51
   SECTION 4.05    Waiver of Stay, Extension or Usury Laws...............     51
   SECTION 4.06    Compliance Certificate................................     51
   SECTION 4.07    Payment of Taxes and Other Claims.....................     52

   SECTION 4.08    Repurchase at the Option of Holders upon Change of
                      Control............................................     52
   SECTION 4.09    Limitation on Debt....................................     54
   SECTION 4.10    Limitation on Restricted Payments.....................     58
   SECTION 4.11    Limitation on Liens...................................     62
   SECTION 4.12    Limitation on Asset Sales.............................     62
   SECTION 4.13    Limitation on Transactions with Affiliates............     66
   SECTION 4.14    Designation of Restricted and Unrestricted
                      Subsidiaries.......................................     67
   SECTION 4.15    Limitation of Company's Business......................     68
   SECTION 4.16    Reports to Holders....................................     69
   SECTION 4.17    Suspension of Covenants...............................     69
   SECTION 4.18    RHD Merger............................................     70
   SECTION 4.19    OID Certificate.......................................     71

ARTICLE FIVE SUCCESSOR CORPORATION.......................................     71
   SECTION 5.01    Merger, Consolidation and Sale of Property............     71
   SECTION 5.02    Successor Person Substituted..........................     72

ARTICLE SIX DEFAULTS AND REMEDIES........................................     73
   SECTION 6.01    Events of Default.....................................     73
   SECTION 6.02    Acceleration of Maturity; Rescission..................     75
   SECTION 6.03    Other Remedies........................................     76
   SECTION 6.04    Waiver of Past Defaults and Events of Default.........     76
   SECTION 6.05    Control by Majority...................................     77
   SECTION 6.06    Limitation on Suits...................................     77
   SECTION 6.07    No Personal Liability of Directors, Officers,
                      Employees and Stockholders.........................     78
   SECTION 6.08    Rights of Holders To Receive Payment..................     78
   SECTION 6.09    Collection Suit by Trustee............................     78
   SECTION 6.10    Trustee May File Proofs of Claim......................     78
   SECTION 6.11    Priorities............................................     79
   SECTION 6.12    Undertaking for Costs.................................     79

ARTICLE SEVEN TRUSTEE....................................................     79
   SECTION 7.01    Duties of Trustee.....................................     79
   SECTION 7.02    Rights of Trustee.....................................     81
   SECTION 7.03    Individual Rights of Trustee..........................     82
   SECTION 7.04    Trustee's Disclaimer..................................     82
   SECTION 7.05    Notice of Defaults....................................     82
   SECTION 7.06    Reports by Trustee to Holders.........................     83
   SECTION 7.07    Compensation and Indemnity............................     83
   SECTION 7.08    Replacement of Trustee................................     84
   SECTION 7.09    Successor Trustee by Consolidation, Merger, etc.......     85
   SECTION 7.10    Eligibility; Disqualification.........................     85
   SECTION 7.11    Preferential Collection of Claims Against Company.....     85
   SECTION 7.12    Paying Agents.........................................     85

ARTICLE EIGHT MODIFICATION AND WAIVER....................................     86

   SECTION 8.01    Without Consent of Holders............................     86
   SECTION 8.02    With Consent of Holders...............................     87
   SECTION 8.03    Compliance with Trust Indenture Act...................     88
   SECTION 8.04    Revocation and Effect of Consents.....................     88
   SECTION 8.05    Notation on or Exchange of Senior Discount Notes......     88
   SECTION 8.06    Trustee To Sign Amendments, etc.......................     89

ARTICLE NINE DISCHARGE OF INDENTURE; DEFEASANCE..........................     89
   SECTION 9.01    Discharge of Liability on Senior Discount Notes;
                      Defeasance.........................................     89
   SECTION 9.02    Conditions to Defeasance..............................     90
   SECTION 9.03    Deposited Money and Government Obligations To Be Held
                      in Trust; Other Miscellaneous Provisions...........     92
   SECTION 9.04    Reinstatement.........................................     92
   SECTION 9.05    Moneys Held by Paying Agent...........................     93
   SECTION 9.06    Moneys Held by Trustee................................     93

ARTICLE TEN MISCELLANEOUS................................................     93
   SECTION 10.01   Trust Indenture Act Controls..........................     93
   SECTION 10.02   Notices...............................................     94
   SECTION 10.03   Communications by Holders with Other Holders..........     95
   SECTION 10.04   Certificate and Opinion as to Conditions Precedent....     95
   SECTION 10.05   Statements Required in Certificate and Opinion........     95
   SECTION 10.06   Rules by Trustee and Agents...........................     96
   SECTION 10.07   Legal Holidays........................................     96
   SECTION 10.08   Governing Law.........................................     96
   SECTION 10.09   No Adverse Interpretation of Other Agreements.........     96
   SECTION 10.10   Successors............................................     96
   SECTION 10.11   Multiple Counterparts.................................     96
   SECTION 10.12   Table of Contents, Headings, etc......................     96
   SECTION 10.13   Separability..........................................     97

Exhibit A   Form of Senior Discount Note.................................    A-1
Exhibit B   Form of Legend for Rule 144A Senior Discount Notes and
               Other Senior Discount Notes That Are Restricted Securities    B-1
Exhibit C   Form of Legend for Regulation S Senior Discount Note.........    C-1
Exhibit D   Form of Legend for Global Senior Discount Note...............    D-1
Exhibit E   Form of Certificate To Be Delivered in Connection with
               Transfers Pursuant to Regulation S........................    E-1
Exhibit F   Form of Certificate From Acquiring Institutional Accredited
               Investors.................................................    F-1

          INDENTURE, dated January 27, 2006, between R.H. DONNELLEY CORPORATION, a Delaware corporation, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

          References herein to the "Company" refer only to R.H. Donnelley Corporation and not any of its Subsidiaries.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Senior Discount Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01 Definitions.

          "Accreted Value" means, with respect to any Senior Discount Note, as of any date of determination prior to the Stated Maturity of the Senior Discount Note the sum of (a) the initial accreted value of $909.81 per $1,000 principal amount at maturity of such Senior Discount Note and (b) the portion of the excess of the principal amount at maturity of such Senior Discount Note over such initial accreted value that shall have been accreted thereon through such date, such amount to be so accreted as accrued interest on a daily basis at 6.875% per annum of the initial accreted value of such Senior Discount Note compounded semi-annually on each January 15 and July 15 from the date of issuance through the date of determination, computed on the basis of a 360-day year of twelve 30-day months; provided that, on and after the Stated Maturity of the Senior Discount Notes, the Accreted Value of each Senior Discount Note shall be equal to the principal amount at maturity of such Senior Discount Note.

          "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary, other than Debt Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary.

          "Acquisition" means (1) the consummation of the acquisition by the Company of Centel Directory Company, a Delaware corporation, DirectoriesAmerica, Inc., a Kansas corporation, and Sprint Publishing & Advertising, Inc., a Kansas corporation pursuant to the stock purchase agreement dated as of September 21, 2002, as amended, by and between Sprint Corporation, a Kansas corporation, Centel Directories LLC, a Delaware limited liability company, and the Company,
(2) the acquisition by the Company of SBC Communications Inc.'s directory publishing business in Illinois and northwest Indiana pursuant to the Purchase Agreement by and among Ameritech Corporation, Ameritech Publishing, Inc. and the Company as of July 28, 2004, as amended, and (3) the purchase by the Company or any of its Restricted Subsidiaries of any Capital Stock, bonds, notes, debentures or other debt securities of any Person in a directory publishing business so that such Person becomes a Restricted Subsidiary of the Company and any of its Restricted Subsidiaries or the merger into or consolidation with any such Person so that such Person becomes a Restricted Subsidiary of the Company, or the purchase of any assets constituting a business unit of any Person in the directory publishing business.

     "Additional Assets" means:

          (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Additional Interest" has the meaning set forth in Exhibit A.

          "Additional Senior Discount Notes" has the meaning set forth in
     Section 2.01.

          "Affiliate" of any specified Person means:

          (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b) any other Person who is a director or officer of:

               (1) such specified Person,

               (2) any Subsidiary of such specified Person, or

               (3) any Person described in clause (a) above.

          For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.13 and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Affiliate Transaction" has the meaning set forth in Section 4.13.

          "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

          "Agent Members" has the meaning set forth in Section 2.16.

          "Allocable Excess Proceeds" has the meaning set forth in Section 4.12(d).

          "Alternate Offer" has the meaning set forth in Section 4.08(e).

          "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

          "Applicable Premium" means, with respect to any Senior Discount Note on any redemption date, the greater of:

          (1) 1.0% of the principal amount at maturity of the Senior Discount Note; and

          (2) the excess of:

               (a) the present value at such redemption date of (i) the redemption price of the Senior Discount Note at January 15, 2009 (such redemption price being set forth in the table appearing in Section 5(a) of the form of the Senior Discount Note attached as Exhibit A hereto plus (ii) all required interest payments due on the Senior Discount Note through January 15, 2009 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate of such redemption date plus 50 basis points; over

               (b) the principal amount at maturity of the Senior Discount Note.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary, or

          (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clause (a), (b) or (c) above,

          (1) any disposition by the Company or a Restricted Subsidiary to the Company, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

          (3) any disposition effected in compliance with Section 5.01,

          (4) any disposition of Temporary Cash Investments in the ordinary course of business,

          (5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other property that are no longer useful in the conduct of the business of the Company or any Restricted Subsidiary,

          (6) any disposition of Receivables and Related Assets in a Qualified Securitization Transaction for the Fair Market Value thereof including cash or Temporary Cash Investments in an amount at least equal to 75% of the Fair Market Value thereof,

          (7) for purposes of Section 4.12, any disposition the net proceeds of which to the Company and its Restricted Subsidiaries do not exceed $5 million in the event that the Dex Media Merger is consummated or $1 million in the event that the Dex Media Merger is not consummated in any transaction or series of related transactions,

          (8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries,

          (9) the sale or other disposition of cash or Cash Equivalents, and

          (10) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy.

          "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by, and

          (b) the sum of all such payments.

          "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. Federal or state law.

          "Board of Directors" means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

          "Board Resolution" means, with respect to any Person, a copy of a resolution of such Person's Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of
Section 4.11, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or a Restricted Subsidiary for the benefit of their employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) by the Company of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) demand deposits, time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any State thereof having capital, surplus and undivided profits in excess of $250 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper rated at least P-1 or Al-1 by Moody's or S&P, respectively, (f) investments in any U.S. dollar-denominated money market fund as defined by Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940 and (g) in the case of a Foreign Subsidiary, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).

          "Change of Control" means the occurrence of any of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or RHDI (for the purpose of this clause (1) a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation") if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable shareholders was approved or ratified by a vote of 66 2/3% of the Board of Directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

          (3) the adoption of a plan relating to the liquidation or dissolution of the Company or RHDI; or

          (4) the merger or consolidation of the Company or RHDI with or into another Person or the merger of another Person with or into the Company or RHDI, or the sale of all or substantially all the assets of the Company or RHDI to another Person, and, in the case of any such merger or consolidation, the securities of the Company or RHDI, as the case may be, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company or RHDI, as the case may be, are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation;

provided, that a Change of Control shall not be deemed to have occurred solely as a consequence of a merger or consolidation between the Company and RHDI, in which case all references in the preceding clauses (2) and (4) to "the Company or RHDI" shall henceforth be deemed to refer only to the surviving entity of such merger or consolidation.

          Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if, following such event, the surviving entity has an Investment Grade Rating by both Rating Agencies and, in the event that a person acquires Voting Stock of the Company or RHDI, as the case may be, such person has an Investment Grade Rating prior to such acquisition.

          "Change of Control Offer" has the meaning set forth in Section 4.08.

          "Change of Control Payment Date" has the meaning set forth in Section 4.08.

          "Change of Control Purchase Price" has the meaning set forth in
Section 4.08.

          "Clearstream" has the meaning set forth in Section 2.16.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

          "Company" means the party defined in the second paragraph hereof, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

          "Consolidated Current Liabilities" as of any date of determination means the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), as of such date on a consolidated basis, after eliminating:

          (1) all intercompany items between the Company and any Restricted Subsidiary, and

          (2) all current maturities of long-term Debt, all as determined in accordance with GAAP consistently applied.

          "Consolidated Incremental Depreciation and Amortization" means, for any period, the total amount of depreciation and amortization related to the step up in basis required under purchase accounting with respect to the transactions contemplated by any Acquisition, including the Merger, for such period on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by either the Company or its Restricted
Subsidiaries:

          (a) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period,

          (b) amortization of debt discount and debt issuance cost, including commitment fees,

          (c) capitalized interest,

          (d) non-cash interest expense,

          (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (f) net costs associated with Hedging Obligations (including amortization of discounts or fees); provided, however, such costs shall not include any unrealized gain or loss implicit in Hedging Obligations,

          (g) the sum of (a) all Disqualified Stock Dividends and (b) Preferred Stock Dividends with respect to Capital Stock of Subsidiaries,

          (h) interest accruing or paid on any Debt of any other Person to the extent such Debt is guaranteed by the Company or any Restricted Subsidiary, or is secured by a Lien on the Company's or any Restricted Subsidiary's assets, whether or not such interest is paid by the Company or such Restricted Subsidiary,

          (i) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust,

          (j) interest accruing in connection with a Qualified Securitization Transaction, and

          (k) the interest portion of any deferred payment obligation.

          "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (1) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below),

               (2) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, and

               (3) the revenue participation income received in connection with the Revenue Participation Agreement shall not be excluded,

          (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to contractual restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

               (1) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

               (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (c) any net gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (d) any net after-tax extraordinary gain or loss,

          (e) the cumulative effect of a change in accounting principles,

          (f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of the Company,

          (g) 50% of Consolidated Incremental Depreciation and Amortization,

          (h) any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by any Acquisition, including the Merger, in accordance with GAAP, during the eighteen consecutive months following the consummation of such Acquisition, including the Merger, and

          (i) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to any Acquisitions, including the Merger,).

          Notwithstanding the foregoing, for purposes of Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(iv) thereof.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Covenant Defeasance" has the meaning set forth in Section 9.01.

          "Credit Facilities" means the RHDI Credit Facility and, if the Dex Media Merger is consummated, the Dex Media Credit Facilities.

          "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

               (1) debt of such Person for money borrowed, and

               (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capital Lease Obligations of such Person;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

          (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value but excluding, in each case, any accrued dividends for any current period not yet payable);

          (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

          The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to
     Section 4.09(b)(6), (7) or (8) or

          (2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

          For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Debt will be required to be determined pursuant to the indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Disqualified Stock; provided, however, that if such Disqualified Stock is not then permitted in accordance with the terms of such Disqualified Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means, with respect to the Senior Discount Notes issued in the form of one or more Global Senior Discount Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Dex Media" means Dex Media, Inc.

          "Dex Media Credit Facilities" means the Dex Media East Credit Facility and the Dex Media West Credit Facility.

          "Dex Media East Credit Facility" means that certain Credit Agreement, dated as of November 8, 2002, among Dex Media, Dex Media East, Inc., Dex Media East LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended and restated as of the date of the Dex Media Merger, as such may be amended, modified or supplemented from time to time, or one or more debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility or debentures or other debt securities.

          "Dex Media Existing Notes" means the Dex Media 9% Senior Discount Notes due 2013 and Dex Media 8% Senior Notes due 2013, in each case outstanding on the Issue Date.

          "Dex Media Merger" means the merger of Dex Media with and into Forward Acquisition Corp., with Dex Media, Inc. as the name of the surviving corporation, pursuant to the Merger Agreement.

          "Dex Media Subsidiaries Existing Notes" means the Dex Media West 8.5% Senior Notes due 2010, Dex Media West 9.875% Senior Subordinated Notes due 2013, Dex Media West 5.875% Senior Notes due 2011, Dex Media East 9.875% Senior Notes due 2009 and Dex Media East 12.125% Senior Subordinated Notes due 2012, in each case, outstanding on the Issue Date.

          "Dex Media West Credit Facility" means that certain Credit Agreement, dated as of September 9, 2003, among Dex Media, Dex Media West, Inc., Dex Media West LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended and restated as of the date of the Dex Media Merger, as such may be amended, modified or supplemented from time to time, or one or more debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility or debentures or other debt securities.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c) convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Discount Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the first anniversary of the Stated Maturity of the Senior Discount Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Capital Stock than the provisions of this Indenture with respect to a Change of Control and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's completing a Change of Control Offer.

          "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary.

          "Dividend Yield" means the aggregate dollar amount of the cash dividends paid on the Company's common stock or equivalent, per share, during any 12-month period divided by the Market Price per share of the Company's common stock or equivalent averaged over the trading days of such period up to and including the trading day before the date of a resolution of the Board of Directors of the Company declaring the payment of the cash dividend.

          "EBITDA" means, with respect to any Person, for any period:

          (a) the sum of an amount equal to Consolidated Net Income of such Person for such period, plus (without duplication) the following to the extent Consolidated Net Income has been reduced thereby for such period:

               (1) the provisions for taxes based on income or profits or utilized in computing net loss,

               (2) Consolidated Interest Expense,

               (3) depreciation,

               (4) amortization,

               (5) non-recurring losses or expenses, and

               (6) any other non-cash items (provided that any such non-cash item that represents an accrual of or reserve for cash expenditures in any future period shall be deducted in such future period); minus

          (b) (x) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) and (y) all non-recurring gains for such period.

          Notwithstanding the foregoing clause, the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income. In addition, in the case of clause (a)(3)(i) under Section 4.10, EBITDA shall be calculated on a pro forma basis to give effect to the SBC Acquisition as though such acquisition had occurred on January 1, 2004, and this calculation of EBITDA shall not include any non-cash impact attributable to the reduction in deferred revenue or reduction in deferred costs to balance sheet accounts as a result of the fair value exercise undertaken as required by purchase accounting for the transactions contemplated by the SBC Acquisition, in accordance with GAAP, during the eighteen consecutive months following the consummation of the SBC Acquisition (it being understood that clause (h) of Consolidated Net Income shall not apply) (without duplication).

          "Escrow Agent" means JPMorgan Chase Bank, N.A., as escrow agent and as securities intermediary under the Senior Discount Notes Escrow Agreement.

          "Euroclear" has the meaning set forth in Section 2.16.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excess Proceeds" has the meaning set forth in Section 4.12.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934.

          "Exchange Offer" has the meaning set forth in Exhibit A.

          "Exchange Securities" has the meaning provided in the Registration Rights Agreement.

          "Existing Notes" mean the RHDI Senior Notes, the RHDI Senior Subordinated Notes, the Dex Media Existing Notes and the Dex Media Subsidiaries Existing Notes.

          "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a) if such Property has a Fair Market Value equal to or less than $25 million in the event that the Dex Media Merger is consummated or $10 million in the event that the Dex Media Merger is not consummated, by any Officer of the Company, or

          (b) if such Property has a Fair Market Value in excess of $25 million in the event that the Dex Media Merger is consummated or $10 million in the event that the

     Dex Media Merger is not consummated, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution dated within 30 days of the relevant transaction.

          "Finance Corp." means R.H. Donnelley Finance Corporation III, a Delaware corporation.

          "Finance Corp. Senior Discount Notes" means the senior notes due 2013 issued by Finance Corp. on January 27, 2006 under the Indenture, dated January 27, 2006, between Finance Corp. and The Bank of New York, as trustee, which senior notes will become obligations of RHD upon consummation of the RHD Merger.

          "Finance Corp. Senior Discount Notes Escrow Agreement" means the Pledge and Escrow Agreement dated January 27, 2006 by and among the Company, Finance Corp., the Trustee and J.P. Morgan Trust Company, National Association, a national banking association, as escrow agent and securities intermediary regarding the Finance Corp. Senior Discount Notes.

          "Finance Corp. Senior Notes" means the senior notes due 2016 issued by Finance Corp. on January 27, 2006 under the Indenture, dated January 27, 2006, by and between Finance Corp. and The Bank of New York, as trustee, which senior notes will become obligations of RHD upon consummation of the RHD Merger.

          "Finance Corp. Senior Notes Escrow Agreement" means the Pledge and Escrow Agreement dated January 27, 2006 by and among RHD, Finance Corp., the Trustee and J.P. Morgan Trust Company, National Association, a national banking association, as escrow agent and securities intermediary regarding the Finance Corp. Senior Notes.

          "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

          (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (b) in the statements and pronouncements of the Financial Accounting Standards Board,

          (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

          (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

          "Global Senior Discount Notes" has the meaning set forth in Section 2.16.

          "Government Obligations" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

          "guarantee" or "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "guarantee" shall not include:

               (1) endorsements for collection or deposit in the ordinary course of business, or

               (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

          The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

          "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

          "Holder" means the Person in whose name a Senior Discount Note is registered on the Senior Discount Note register.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal, and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt, provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

          "Initial Purchasers" means J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co., Wachovia Securities, Inc., UBS Securities LLC, ABN AMRO Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Scotia Capital (USA) Inc., BNP Paribas Securities Corp., ING Financial Markets LLC and Greenwich Capital Markets, Inc.

          "interest" means, with respect to the Senior Discount Notes, interest and Additional Interest.

          "Interest Payment Date" means January 15 and July 15 of each year.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any loan (other than advances and extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by the indenture), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) (excluding commission, travel and similar advances to officers and employees in the ordinary course of business) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Sections 4.10 and 4.14 and the definition of "Restricted Payment," "Investment" shall include the Fair Market Value of the Investment of the Company and any Restricted Subsidiary in any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary (proportionate to the Company's equity interest in such Subsidiary) of an amount (if positive) equal to:

          (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the Investment of the Company and any Restricted Subsidiary in such Subsidiary at the time of such redesignation.

          In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (with a stable or better outlook) (or the equivalent) by Moody's or BBB-- (with a stable or better outlook) (or the equivalent) by S&P.

          "Issue Date" means January 27, 2006.

          "Legal Defeasance" has the meaning set forth in Section 9.01.

          "Legal Holiday" has the meaning set forth in Section 10.07.

          "Leverage Ratio" means the ratio of:

          (a) the outstanding Debt of the Company and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP, to

          (b) the LTM Pro Forma EBITDA.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

          "LTM Pro Forma EBITDA" means Pro Forma EBITDA for the four most recent consecutive fiscal quarters prior to the date of determination for which financial statements are available and have been filed with the Commission or the Trustee pursuant to Section 4.16.

          "Market Price" of the Company's common stock or equivalent (the "security") on any date of determination means:

               (a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

               (b) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

               (c) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

               (d) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by RHD;

               (e) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security; or

               (f) if that security is not so quoted, the average of that last bid and ask prices for that security from a dealer engaged in the trading of such securities.

          "Maturity Date" when used with respect to any Senior Discount Note, means the date on which the principal amount at maturity of such Senior Discount Note becomes due and payable as therein or herein provided.

          "Merger" means the Dex Media Merger and the RHD Merger.

          "Merger Agreement" means the Merger Agreement dated as of October 3, 2005 by and among Dex Media, RHD and Forward Acquisition Corp.

          "Merger Closing Date" shall mean the date the Dex Media Merger is consummated pursuant to the Merger Agreement.

          "Money Market Funds" means shares of an investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund, seeks to maintain a net asset value of $1.00 per share and has the highest investment rating by S&P and Moody's and, in either case, any successor rating agency thereto.

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

          (d) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale; and

          (e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

          "Non-Recourse Debt" means debt as to which neither the Company nor any Restricted Subsidiary.

          (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company or its Restricted Subsidiaries; and

          (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt, including any guarantees thereof, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

          "Offer Amount" has the meaning set forth in Section 4.12(f).

          "Offer Period" has the meaning set forth in Section 4.12(f).

          "Offering Memorandum" means the final offering memorandum dated January 13, 2006 relating to the offering of Senior Discount Notes issued on the Issue Date.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by an Officer of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Paying Agent" has the meaning set forth in Section 2.04.

          "Payment Default" means, with respect to any Debt, a failure to pay principal of such Debt at its Stated Maturity after giving effect to any applicable grace period provided in the instrument(s) governing such Debt.

          "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Related Business; provided that the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets received by the Company or such Restricted Subsidiary in such exchange.

          "Permitted Debt" has the meaning set forth in Section 4.09(b).

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Related Business, including, without limitation, any Acquisition, including the Merger.

          (b) Temporary Cash Investments,

          (c) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances,

          (d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

          (e) loans and advances to employees, directors and consultants made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $10 million at any one time outstanding,

          (f) stock, obligations or other securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor,

          (g) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12,

          (h) the Senior Discount Notes, the Finance Corp. Senior Notes, the Finance Corp. Senior Discount Notes, RHD Existing Senior Notes and Existing Notes from time to time outstanding (including any additional Senior Discount Notes, Finance Corp. Senior Notes, Finance Corp. Senior Discount Notes, RHD Existing Senior Notes and Existing Notes issued after the Issue
     Date),

          (i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case, permitted under Section 4.09,

          (j) Investments in existence on the Issue Date and any permitted Refinancing thereof,

          (k) a Securitization Entity in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Related Assets,

          (l) in any Person to the extent that the consideration for such Investment consists of Capital Stock of the Company,

          (m) Investments in prepaid expenses, negotiable instruments held for collection and lease utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business,

          (n) other Investments that do not exceed $500 million in the event that the Dex Media Merger is consummated or $250 million in the event that the Dex Media Merger is not consummated, outstanding at any one time in the aggregate,

          (o) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default,

          (p) a Securitization Entity or any Investment by Securitization Entity in any other Person, in each case in connection with a Qualified Securitization Transaction, provided, however, that any Investment in a Securitization Entity in the form of (1) a Purchase Money Note; (2) any equity interests; (3) obligations of the Securitization Entity to pay the purchase price for assets transferred to it; or (4) interests in accounts receivable generated by the Company or Restricted Subsidiary and transferred to any Person in connection with a Qualified Securitization Transaction or any such Person owning such amounts receivable, and

          (q) negotiable instruments held for deposit or collection in the ordinary course of business.

          "Permitted Liens" means:

          (a) Liens securing the Senior Discount Notes;

          (b) Liens to secure Debt of a Restricted Subsidiary Incurred under
     Section 4.09(a) or Guarantees by the Company of any such Debt;

          (c) Liens to secure Debt Incurred under Section 4.09(b)(1);

          (d) Liens to secure Debt permitted to be Incurred under Section 4.09(b)(4), provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (e) Liens on the Capital Stock or Property of a Restricted Subsidiary securing Debt of a Restricted Subsidiary permitted to be secured under this Indenture;

          (f) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (g) Liens imposed by law, such as statutory Liens of landlords' carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

          (h) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (i) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (j) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (k) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (l) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (m) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or a Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

          (n) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in a Default, and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

          (o) any Lien securing Debt permitted to be Incurred under any Hedging Obligations pursuant to Section 4.09 or any collateral for such Debt to which the Hedging Obligations relate;

          (p) liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

          (q) (1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

          (r) Liens on the RHDI Senior Notes;

          (s) Liens existing on the Issue Date not otherwise described in clauses (a) through (r) above;

          (t) Liens in favor of the Company or any Restricted Subsidiary;

          (u) Liens on assets of a Securitization Entity Incurred in connection with a Qualified Securitization Transaction; and

          (v) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clauses (h), (i) or (s), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced.

          "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

               (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

               (2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

          (b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c) in the case of the Refinancing of term Debt, the Stated Maturity of the Debt being Incurred is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d) in the case of the Refinancing of Debt of the Company:

               (1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and

               (2) if the Debt being Refinanced constitutes Subordinated Obligations of the Company, the new Debt shall be subordinated to the Senior Discount Notes at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

          (x) Debt of a Restricted Subsidiary that Refinances Debt of the Company, or

          (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Physical Senior Discount Notes" means certificated Senior Discount Notes in registered form in substantially the form set forth in Exhibit A.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary.

          "Prepayment Offer" has the meaning set forth in Section 4.12(d).

          "Private Placement Legend" means the legend initially set forth on the Rule 144A Senior Discount Notes and other Senior Discount Notes that are Restricted Senior Discount Notes in the form set forth in Exhibit B.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof a calculation performed in accordance with the terms of this Indenture and (to the extent not conflicting with such terms)
Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

          "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries after making the following adjustments (without duplication):

          (a) pro forma effect shall be given to any Asset Sales or Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or any other acquisition of Property at any time on or subsequent to the first day of the period and on or prior to the date of determination as if such Asset Sale, Investment or other acquisition had occurred on the first day of the period. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition or other Investment which is being given pro forma effect that would be permitted pursuant to Rule 11-02 of Regulation S-X under the Securities Act (as in effect on the Issue Date). In addition, since the beginning of the period, if any Person that subsequently became a Restricted Subsidiary or was merged with or into such Person or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable period; and

          (b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

          "Purchase Date" has the meaning set forth in Section 4.12(e).

          "Purchase Money Debt" means Debt secured by a Lien:

          (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction or lease of such Property by the Company or such Restricted Subsidiary.

          "Qualified Equity Offering" means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of the Company other than
(i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of the Company or any of its Subsidiaries.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or of any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, Receivables and Related Assets.

          "Rating Agencies" mean Moody's or S&P or, if neither Moody's nor S&P shall make a rating on the Senior Discount Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

          "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transaction involving accounts receivable.

          "Redemption Date" when used with respect to any Senior Discount Note to be redeemed pursuant to paragraph 5 of the Senior Discount Notes means the date fixed for such redemption pursuant to the terms of the Senior Discount Notes.

          "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registrar" has the meaning set forth in Section 2.04.

          "Registration Rights Agreement" means the registration rights agreement, dated the Issue Date, between RHD and the Initial Purchasers regarding the offering of the Finance Corp. Senior Notes, the Senior Discount Notes and the Finance Corp. Senior Discount Notes.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Senior Discount Note" has the meaning set forth in Securities Act.

          "Regulation S Senior Discount Notes" has the meaning set forth in
Section 2.02.

          "Related Business" means any business that is related, ancillary or complementary to the business of RHD or any of its Subsidiaries on the Issue Date or any reasonable extension, development or expansion of the business of RHD or its Subsidiaries, including any business (including the business of Dex Media and its subsidiaries) acquired pursuant to any Acquisition.

          "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Leverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

          "Required Filing Dates" has the meaning set forth in Section 4.16.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Global Senior Discount Note" has the meaning set forth in
Section 2.16.

          "Restricted Payment" means:

          (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company or any Restricted Subsidiary on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary, except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

          (d) any Investment (other than Permitted Investments and guarantees by Restricted Subsidiaries of Debt Incurred pursuant to Section 4.09) in any Person; or

          (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

          "Restricted Period" has the meaning set forth in Section 2.17.

          "Restricted Senior Discount Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Senior Discount Note is a Restricted Senior Discount Note.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Revenue Participation Agreement" means the Revenue Participation Agreement, dated as of August 19, 1997, between Apil Partners Partnership and RHD.

          "RHD" means R.H. Donnelley Corporation, a Delaware corporation, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

          "RHD Existing Notes" means the RHD Existing Senior Notes and the RHDI Existing Notes.

          "RHD Existing Senior Notes" means the 6.875% Senior Notes due 2013 issued by RHD on January 14, 2005 outstanding on the Issue Date.

          "RHD Merger" means the merger of Finance Corp. with and into RHD immediately following the Dex Media Merger.

          "RHDI" means R.H. Donnelley Inc., a Delaware corporation.

          "RHDI Credit Facility" means that certain Second Amended and Restated Credit Agreement, dated as of December 13, 2005, by and among, RHDI, as borrower, RHD, the lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Deutsche Bank Trust Company Americas, as co-lead arrangers and joint bookrunners, J.P. Morgan Chase Bank, N.A., as syndication agent, Bear Stearns Corporate Lending Inc., Credit Suisse, Cayman Islands Branch, Goldman Sachs Credit Partners L.P., UBS Securities LLC and Wachovia Bank, National Association, as co-documentation agents and Deutsche Bank Trust Company Americas, as administrative agent, as such may be amended, modified or supplemented from time to time, or one or more debt or commercial paper facilities or other instruments with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility or debentures or other debt securities.

          "RHDI Existing Notes" means the RHDI Senior Notes and the RHDI Senior Subordinated Notes.

          "RHDI Senior Notes" means the 8 7/8% Senior Secured Notes due 2010 issued by RHDI to the extent outstanding on the Issue Date.

          "RHDI Senior Subordinated Notes" means the 10 7/8% Senior Subordinated Notes due 2012 issued by RHDI outstanding on the Issue Date.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 144A Senior Discount Notes" has the meaning set forth in Section 2.02.

          "SBC Acquisition" means the acquisition of SBC Communications Inc.'s directory publishing business in Illinois and Northwest Indiana pursuant to the Purchase Agreement dated as of July 28, 2004, as amended to date, by and among RHD, Ameritech Corporation and Ameritech Publishing Inc.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the U.S. Securities Act of 1933.

          "Secured Debt" means any Debt secured by a Lien.

          "Securitization Entity" means a Wholly Owned Restricted Subsidiary (or a Wholly Owned Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity and:

          (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

               (1) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

               (2) is recourse to or obligates the Company or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

               (3) subjects any property or asset of the Company or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

          (c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

          "Senior Discount Notes" means the 6.875% Series A-1 Senior Discount Notes Due 2013 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "S&P" means Standard and Poor's Ratings Group and any successor to its rating agency business.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including, without limitation, servicing of the obligations thereunder.

          "Stated Maturity" means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Stock Purchase Agreement" means the Stock Purchase and Support Agreement dated as of October 3, 2005 by and among RHD, RHDI and certain stockholders of RHD listed as signatories thereto regarding, among other things, the purchase of the Preferred Stock held by affiliates of Goldman Sachs & Co.

          "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Discount Notes pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)  such Person,

          (b)  such Person and one or more Subsidiaries of such Person, or

          (c)  one or more Subsidiaries of such Person.

          "Surviving Person" has the meaning set forth in Section 5.01.

          "Temporary Cash Investments" means:

          (a) any Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States or an instrumentality or agency thereof, and constituting a general obligation of the United States;

          (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency (or, in the case of foreign Subsidiaries of the Company, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $500 million (or the foreign currency equivalent thereof);

          (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S & P;

          (d) any money market deposit accounts issued or offered by a commercial bank organized in the United States having capital and surplus and undivided profits in excess of $500 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S & P;

          (e) repurchase obligations and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) entered into with a bank meeting the qualifications described in clause (b) above;

          (f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A-1" by S&P or "P-1" by Moody's;

          (g) interests in funds investing substantially all their assets in securities of the types described in clauses (a) through (f); and

          (h) interests in mutual funds with a rating of AAA- or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of "A-2" or "P-2" and which are managed by a bank meeting the qualifications in clause (b) above.

          "Tender Offer and Consent Solicitation" means the tender offer and consent solicitation by RHDI launched on November 21, 2005 to repurchase the RHDI Senior Notes whereby $317.1 million of the RHDI Senior Notes were tendered by the expiration date of such tender offer and consent solicitation.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03).

          "Transactions" means the Tender Offer and Consent Solicitation, the issuance of the Finance Corp. Senior Discount Notes, the Finance Corp. Senior Notes and the Senior Discount Notes, the Merger and the transactions contemplated by the Finance Corp. Senior Notes Escrow Agreement, the Finance Corp. Senior Discount Notes Escrow Agreement and the Credit Facilities.

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2009; provided, however, that if the period from the redemption date to January 15, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means:

          (a) any Subsidiary of the Company that at the time of determination will be designated as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.14 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b) any Subsidiary of an Unrestricted Subsidiary.

          "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares and shares required by applicable law to be held by a person other than the Company or a Restricted Subsidiary) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

          SECTION 1.02 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Discount Notes.

          "indenture securityholder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "obligor on this indenture securities" means the Company or any other obligor on the Senior Discount Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

          SECTION 1.03 Rules of Construction.

          Unless the context otherwise requires:

          (A) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (B) "or" is not exclusive;

          (C) words in the singular include the plural, and in the plural include the singular;

          (D) words used herein implying any gender shall apply to both genders;

          (E) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

          (F) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Issue Date;

          (G) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

          (H) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Senior Discount Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest are, were or would be payable in respect thereof.

                                  ARTICLE TWO

                                 THE SECURITIES

          SECTION 2.01 Amount of Senior Discount Notes.

          The Trustee shall initially authenticate $365 million aggregate principal amount at maturity of Senior Discount Notes for original issue on the Issue Date upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.08). The Trustee shall authenticate additional Senior Discount Notes ("Additional Senior Discount Notes") thereafter in unlimited aggregate principal amount at maturity (so long as permitted by the terms of this Indenture, including, without limitation,
Section 4.09) for
original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount at maturity as specified in such order (other than as provided in Section 2.08). The Senior Discount Notes may be issued in one or more series; provided, however, that any Senior Discount Notes issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Senior Discount Notes that are issued with a different amount of OID or are not issued with OID. Each such written order shall specify the amount of Senior Discount Notes to be authenticated and the date on which the Senior Discount Notes are to be authenticated.

          SECTION 2.02 Form and Dating.

          The Senior Discount Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Senior Discount Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, Senior Discount Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Senior Discount Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Senior Discount Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Senior Discount Notes") shall bear the legend and include the form of assignment set forth in Exhibit C. Each Senior Discount Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Discount Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

          The Senior Discount Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

          SECTION 2.03 Execution and Authentication.

          The Senior Discount Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Senior Discount Notes may be manual or facsimile.

          If an Officer whose signature is on a Senior Discount Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Discount Note, the Senior Discount Note shall be valid nevertheless.

          No Senior Discount Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Discount Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Senior Discount Note shall be conclusive evidence, and the only evidence, that such Senior Discount Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Senior Discount Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the

Company shall deliver such Senior Discount Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Senior Discount Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Senior Discount Notes shall be issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.04 Registrar and Paying Agent.

          The Company shall maintain an office or agency where Senior Discount Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Senior Discount Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Senior Discount Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Discount Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

          The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Senior Discount Notes and this Indenture and the Company may change the Paying Agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

          SECTION 2.05 Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Senior Discount Notes (whether such money has been paid to it by the Company or any other obligor on the Senior Discount Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Senior Discount Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or
(2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the

Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, provided that, as long as the Trustee is the Registrar, no such list need be furnished.

          SECTION 2.07 Transfer and Exchange.

          Subject to Sections 2.16 and 2.17, when Senior Discount Notes are presented to the Registrar with a request from the Holder of such Senior Discount Notes to register a transfer or to exchange them for an equal principal amount at maturity of Senior Discount Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Senior Discount Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Senior Discount Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Senior Subordinated Note for a period of 15 days immediately preceding the redemption of Senior Subordinated Notes, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

          Any Holder of the Global Senior Discount Note shall, by acceptance of such Global Senior Discount Note, agree that transfers of the beneficial interests in such Global Senior Discount Note may be effected only through a book entry system maintained by the Holder of such Global Senior Note (or its agent), and that ownership of a beneficial interest in the Global Senior Discount Note shall be required to be reflected in a book entry.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

          SECTION 2.08 Replacement Senior Discount Notes.

          If a mutilated Senior Discount Note is surrendered to the Registrar or the Trustee, or if the Holder of a Senior Discount Note claims that the Senior Discount Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Discount Note if the Holder of such Senior Discount Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Senior Discount Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Senior Discount
Note is replaced. The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Senior Discount Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Senior Discount Note. Every replacement Senior Discount Note shall constitute a contractual obligation of the Company.

          SECTION 2.09 Outstanding Senior Discount Notes.

          The Senior Discount Notes outstanding at any time are all Senior Discount Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Senior Discount Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to
Section 2.10, a Senior Discount Note does not cease to be outstanding because the Company or one of its Affiliates holds the Senior Discount Note.

          If a Senior Discount Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Discount Note is held by a bona fide purchaser in whose hands such Senior Discount Note is a legal, valid and binding obligation of the Company.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Senior Discount Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Discount Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10 Treasury Notes.

          In determining whether the Holders of the required principal amount at maturity of Senior Discount Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Senior Discount Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Senior Discount Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Senior Discount Notes are so owned shall be so disregarded. Senior Discount Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Senior Discount Notes and that the pledgee is not the Company or any other obligor on the Senior Discount Notes or any of their respective Affiliates.

          SECTION 2.11 Temporary Senior Discount Notes.

          Until definitive Senior Discount Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Discount Notes. Temporary Senior Discount Notes shall be substantially in the form of definitive Senior Discount Notes but may have variations that the Company considers appropriate for temporary Senior Discount Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Discount Notes in exchange for temporary Senior Discount Notes. Until such exchange, temporary Senior Discount Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Discount Notes.

          SECTION 2.12 Cancellation.

          The Company at any time may deliver Senior Discount Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Senior Discount Notes to the Company. The Company may not reissue or resell, or issue new Senior Discount Notes to replace, Senior Discount Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

          SECTION 2.13 Defaulted Interest.

          If the Company defaults on a payment of interest on the Senior Discount Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Discount Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

          SECTION 2.14 CUSIP Number.

          The Company in issuing the Senior Discount Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior

Discount Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Discount Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Senior Discount Notes and of any change in the CUSIP number.

          SECTION 2.15 Deposit of Moneys.

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Senior Discount Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Senior Discount Notes represented thereby. The principal and interest on Physical Senior Discount Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

          SECTION 2.16 Book-Entry Provisions for Global Senior Discount Notes.

          (a) Rule 144A Senior Discount Notes shall be represented by one or more Senior Discount Notes in registered, global form without interest coupons (collectively, the "Restricted Global Senior Discount Note"). Regulation S Senior Discount Notes initially shall be represented by one or more Senior Discount Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Senior Discount Note," and, together with the Restricted Global Senior Discount Note and any other global notes representing Senior Discount Notes, the "Global Senior Discount Notes"). The Global Senior Discount Notes shall bear legends as set forth in Exhibit D. The Global Senior Discount Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Senior Discount Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Senior Discount Notes and Exhibit C with respect to Regulation S Global Senior Discount Notes.

          Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Senior Discount Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Senior Discount Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Senior Discount Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Discount Note.

          (b) Transfers of Global Senior Discount Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Senior Discount Notes may be transferred or exchanged for Physical Senior Discount Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Senior Discount Note shall be exchangeable for Physical Senior Discount Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Senior Discount Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and, with respect to (x) or (y), the Company thereupon fails to appoint a successor depository within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Senior Discount Notes in exchange for any or all of the Senior Discount Notes represented by the Global Senior Discount Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Senior Discount Notes. In all cases, Physical Senior Discount Notes delivered in exchange for any Global Senior Discount Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Senior Discount Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Senior Discount Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Senior Discount Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Senior Discount Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Senior Discount Notes of like tenor and amount.

          (d) In connection with the transfer of Global Senior Discount Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Senior Discount Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Senior Discount Notes, an equal aggregate principal amount at maturity of Physical Senior Discount Notes of authorized denominations.

          (e) Any Physical Senior Discount Note constituting a Restricted Senior Discount Note delivered in exchange for an interest in a Global Senior Discount Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraph (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Senior Discount Note, the legend set forth in Exhibit C, in each case, unless the Company determine otherwise in compliance with applicable law.

          (f) Any beneficial interest in one of the Global Senior Discount Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Senior Discount Note shall, upon transfer, cease to be an interest in such Global Senior Discount Note and become an interest in such other Global Senior Discount Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Senior Discount Note for as long as it remains such an interest.

          (g) The Holder of any Global Senior Discount Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Discount Notes.

          SECTION 2.17 Special Transfer Provisions.

          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Senior Discount Note constituting a Restricted Senior Discount Note to a QIB (excluding transfers to Non-U.S. Persons):

               (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Senior Discount Note stating, or to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Senior Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferee is an Agent Member, and the Senior Discount Notes to be transferred consist of Physical Senior Discount Notes which after transfer are to be evidenced by an interest in the Global Senior Discount Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Senior Discount Note in an amount equal to the principal amount at maturity of the Physical Senior Discount Notes to be transferred, and the Trustee shall cancel the Physical Senior Discount Notes so transferred.

          (b) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Discount Note constituting a Restricted Senior Discount Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Senior Discount Note constituting a Restricted Senior Discount Note whether or not such Senior Discount Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Senior Discount Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto and any legal opinions and certifications required thereby or
          (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

               (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Senior Discount Note, upon receipt by the Registrar of (x) the certificate, if any, required by Section 2.17(b)(i) and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Senior Discount Notes) a decrease in the principal amount at maturity of such Global Senior Discount Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Senior Discount Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Senior Discount Notes of like tenor and amount; and

               (iii) in the case of a transfer to a Non-U.S. Person, if the proposed transferee is a Participant, and the Senior Discount Notes to be transferred consist of Physical Senior Discount Notes which after transfer are to be evidenced by an interest in a Regulation S Global Senior Discount Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of such Regulation S Global Senior Discount Note in an amount equal to the principal amount at maturity of Physical Senior Discount Notes to be transferred, and the Trustee shall cancel the Physical Senior Discount Notes so transferred.

          (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Discount Notes not bearing the Private Placement Legend, the Registrar shall deliver Senior Discount Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Discount Notes bearing the Private Placement Legend, the Registrar shall deliver only Senior Discount Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(ii) such Senior Discount Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect or (iii) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor an Affiliate of the Company has held any beneficial interest in such Senior Discount Note or portion thereof at any time since the Issue Date).

          (d) On or prior to the 40th day after the later of the commencement of the offering of the Senior Discount Notes represented by the Regulation S Global Senior Discount Note and the issue date of such Senior Discount Note (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Senior Discount Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Senior Discount Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a QIB that is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          (e) Beneficial interests in the Restricted Global Senior Discount Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Senior Discount Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

          (f) General. By its acceptance of any Senior Discount Note bearing the Private Placement Legend, each Holder of such Senior Discount Note acknowledges the restrictions on transfer of such Senior Discount Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Discount Note only as provided in this Indenture.

          (g) Certain Transfers in Connection with and after the Exchange Offer under the Registration Rights Agreement. Notwithstanding any other provision of this Indenture:

               (i) no Exchange Securities may be exchanged by the Holder thereof for a Senior Discount Note issued on the Issue Date;

               (ii) accrued and unpaid interest on the Senior Discount Notes issued on the Issue Date being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Securities following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Securities issued in respect of the Senior Discount Note issued on the Issue Date being exchanged; and

               (iii) interest on the Senior Discount Note issued on the Issue Date being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Securities to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The

Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

          SECTION 2.18 Computation of Interest.

          Interest on the Senior Discount Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                 ARTICLE THREE

                                   REDEMPTION

          SECTION 3.01 Election To Redeem; Notices to Trustee.

          If the Company elects to redeem Senior Discount Notes pursuant to paragraph 5 of the Senior Discount Notes, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Discount Notes to be redeemed and the redemption price, and deliver to the Trustee, no later than two Business Days prior to the redemption date, an Officers' Certificate stating such information and that such redemption will comply with the conditions contained in paragraph 5 of the Senior Discount Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

          SECTION 3.02 Selection by Trustee of Senior Discount Notes To Be Redeemed.

          The Trustee shall select the Senior Discount Notes to be redeemed, if the Senior Discount Notes are then listed on a national securities exchange, in accordance with the rules of such exchange or, if the Senior Discount Notes are not so listed, either on a pro rata basis or by lot, or such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that, in the case of a redemption pursuant to paragraph 5 and 6 of the Senior Discount Notes, the Trustee shall select the Senior Discount Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Trustee shall promptly notify the Company of the Senior Discount Notes selected for redemption and, in the case of any Senior Discount Notes selected for partial redemption, the principal amount at maturity thereof to be redeemed. The Trustee may select for redemption portions of the principal amount at maturity of the Senior Discount Notes that have denominations larger than $1,000. Senior Discount Notes and portions thereof the Trustee selects shall be redeemed in principal amounts at maturity of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Senior Discount Notes called for redemption also apply to portions of Senior Discount Notes called for redemption. In the event the Company is requested to make a Change of Control Offer or Offer to Purchase and the amounts available for any such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event shall exceed $1,000.

          SECTION 3.03 Notice of Redemption.

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Senior Discount Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

          The notice shall identify the Senior Discount Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (A) the Redemption Date;

          (B) the appropriate calculation of the redemption price;

          (C) if fewer than all outstanding Senior Discount Notes are to be redeemed, the portion of the principal amount at maturity of such Senior Discount Note to be redeemed and that, after the Redemption Date and upon surrender of such Senior Discount Note, a new Senior Discount Note or Senior Discount Notes in principal amount at maturity equal to the unredeemed portion will be issued;

          (D) the name and address of the Paying Agent;

          (E) that Senior Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (F) that unless the Company defaults in making the redemption payment, interest on Senior Discount Notes called for redemption ceases to accrue on and after the Redemption Date;

          (G) which subsection of paragraph 5 of the Senior Discount Notes is the provision of the Senior Discount Notes pursuant to which the redemption is occurring; and

          (H) the aggregate principal amount at maturity of Senior Discount Notes that are being redeemed.

          At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

          SECTION 3.04 Effect of Notice of Redemption.

          Once the notice of redemption described in Section 3.03 is mailed, Senior Discount Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Senior Discount Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Senior Discount Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

          SECTION 3.05 Deposit of Redemption Price.

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Senior Discount Notes to be redeemed on that date other than Senior Discount Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Senior Discount Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Senior Discount Notes called for redemption will cease to accrue interest and the only right of the Holders of such Senior Discount Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Senior Discount Notes to the Redemption Date. If any Senior Discount Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Senior Discount Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Senior Discount Notes.

          SECTION 3.06 Senior Discount Notes Redeemed in Part.

          Upon surrender of a Senior Discount Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof a new Senior Discount Note equal in principal amount at maturity to the unredeemed portion of the original Senior Discount Note in the name of the Holder upon cancellation of the original Senior Discount Note surrendered, except that if a Global Senior Discount Note is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depository, a new Global Senior Discount Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Senior Discount Note so surrendered.

          SECTION 3.07 Sinking Fund.

          The Company is not required to make any sinking fund payments with respect to the Senior Discount Notes.

                                  ARTICLE FOUR

                                    COVENANTS

          SECTION 4.01 Payment of Senior Discount Notes.

          The Company shall pay the principal of and interest on the Senior Discount Notes on the dates and in the manner provided in the Senior Discount Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Senior Discount Notes.

           SECTION 4.02 Maintenance of Office or Agency.

          The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Discount Notes may be presented or surrendered for payment, where Senior Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Discount Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

          SECTION 4.03 Legal Existence.

          Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), and franchises of the Company and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.04 Maintenance of Properties; Insurance; Compliance with
Law.

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.04(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

          (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of their material properties which are of an insurable nature insured against such loss or damage with insurers believed by the Company to be responsible to the extent that Property of a similar character is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice. The Company shall, and shall cause each of its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the Property to which such proceeds relate.

          (c) The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.05 Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.06 Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company commencing with the Company's fiscal year ending December 31, 2005 an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company or any Restricted Subsidiary is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Sections 4.01 to 4.17, inclusive, and if the Company shall be in default, specifying all such defaults, the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

          (b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 10 Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect to such Default or Event of Default.

          (c) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement by the Company's independent public accountants stating whether, in connection with their audit of the Company's financial statements, any event which would constitute an Event of Default as defined herein insofar as they relate to accounting matters has come to their attention and, if such an Event of Default has come to their attention, specifying the nature and period of the existence thereof.

          SECTION 4.07 Payment of Taxes and Other Claims.

          The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 4.08 Repurchase at the Option of Holders upon Change of
Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Senior Discount Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple thereof) of such Holder's Senior Discount Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Purchase Price")); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Senior Discount Notes pursuant to this Section 4.08 in the event that it has mailed the notice to exercise its right to redeem all the Senior


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

Discount Notes under Section 3.01 at any time prior to the requirement to consummate the Change of Control and redeem the Senior Discount Notes in accordance with such notice.

          (b) Within 30 days following any Change of Control, or, at the Company's option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each Holder of Senior Discount Notes, at such Holder's address appearing in the Senior Discount Note register, a notice stating:

          (A) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to Section 4.08 and that all Senior Discount Notes timely tendered and not withdrawn will be accepted for payment;

          (B) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

          (C) the circumstances and relevant facts regarding the Change of Control;

          (D) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring; and

          (E) the procedures that Holders of Senior Discount Notes must follow in order to tender their Senior Discount Notes (or portions thereof) for payment, and the procedures that Holders of Senior Discount Notes must follow in order to withdraw an election to tender Senior Discount Notes (or portions thereof) for payment.

          Holders electing to have a Senior Discount Note purchased shall be required to surrender the Senior Discount Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Senior Discount Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Discount Note purchased.

          (c) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.08(c). On the Change of Control Payment Date, the Company shall deliver to the Trustee the Senior Discount Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment.

          (d) The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price.

In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

          (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase (an "Alternate Offer"), in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control made by the Company, and purchases all Senior Discount Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Discount Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.08 by virtue of such compliance with these securities laws or regulations.

          SECTION 4.09 Limitation on Debt.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company and its Restricted Subsidiaries may Incur Debt and Acquired Debt if, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed 7.25 to 1.0.

          (b) Notwithstanding the immediately preceding paragraph, any or all of the following Debt (collectively, "Permitted Debt") may be Incurred:

          (1) (i) in the event that the Dex Media Merger is consummated, Debt under the Credit Facilities and Guarantees of such Debt by the Company and the other Guarantors under the Credit Facilities; provided that the aggregate principal amount of all such Debt under the Credit Facilities in the aggregate shall not exceed $6.0 billion less the amount of any permanent mandatory repayments made under the Credit Facilities (and, in the case of any revolving subfacility thereunder, permanent commitment reductions) with Net Available Cash from Asset Sales; or (ii) in the event the Dex Media Merger is not consummated, Debt under the RHDI Credit Facility and Guarantees of such Debt by the Company and the other Guarantors under the RHDI Credit Facility; provided that the aggregate principal amount of all such Debt under the RHDI Credit Facility in the aggregate shall not exceed $3.0 billion less the amount of any permanent mandatory repayments made under the RHDI Credit Facility (and, in the case of any revolving subfacility thereunder, permanent commitment reductions) with Net Available Cash from Asset Sales;

          (2) the Senior Discount Notes (excluding any Additional Senior Discount Notes) and any Senior Discount Notes issued in exchange for the Senior Discount Notes pursuant to the Registration Rights Agreement;

          (3) $1,210 million aggregate principal amount of Finance Corp. Senior Notes issued on the Issue Date and assumed by the Company in connection with the RHD Merger and any notes issued in exchange for such Finance Corp. Senior Notes pursuant to the Registration Rights Agreement; and $660 million aggregate principal amount at maturity of Finance Corp. Senior Discount Notes issued on the Issue Date and assumed by the Company in connection with the RHD Merger and any notes issued in exchange for such Finance Corp. Senior Discount Notes pursuant to the Registration Rights Agreement;

          (4) Debt of the Company or any Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

               (a) the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

               (b) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (b) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (b)) does not exceed $150 million in the event that the Dex Media Merger is consummated or $75 million in the event that the Dex Media Merger is not consummated;

          (5) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this clause (5) and (2) such Debt shall be expressly subordinated to the prior payment in full in cash of all obligations under the Senior Discount Notes;

          (6) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes; provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

          (7) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or any Restricted


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

     Subsidiary in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes;

          (8) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or any Restricted Subsidiary and not for speculative purposes;

          (9) Debt of the Company or any Restricted Subsidiary in connection with (1) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and with respect to trade payables relating to the purchase of materials by the Company or a Restricted Subsidiary and (2) other letters of credit, surety, performance, appeal or similar bonds, banker's acceptance, completion guarantees or similar instruments issued in the ordinary course of business of the Company or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers' compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (1) and (2), such Debt is not in connection with the borrowing of money or the obtaining of advances or credit;

          (10) Debt of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two Business Days of Incurrence of such Debt;

          (11) Debt of the Company or any Restricted Subsidiary arising from agreements for indemnification and purchase price adjustment obligations Incurred or assumed in connection with any acquisition or disposition of any assets including Capital Stock; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and any Restricted Subsidiary, including the Fair Market Value of noncash proceeds;

          (12) Debt Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its Restricted Subsidiaries; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity or such Debt ceases to constitute such Non-Recourse Debt, such Debt will be deemed, in each case, to be Incurred at such time;

          (13) Debt of the Company or a Restricted Subsidiary consisting of a guarantee of or a Lien securing Debt of the Company or a Restricted Subsidiary, provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this Section 4.09, but subject to compliance with the other provisions described under Article Four;

          (14) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;

          (15) the RHDI Existing Notes and their related Guarantees, if any, and the RHD Existing Senior Notes;

          (16) in the event that the Dex Media Merger is consummated, the Dex Media Existing Notes and Dex Media Subsidiaries Existing Notes;

          (17) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise described in clauses (1) through (16) above;

          (18) guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

          (19) Permitted Refinancing Debt; and

          (20) Debt of the Company or any Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $400 million in the event that the Dex Media Merger is consummated or $200 million in the event that the Dex Media Merger is not consummated, in the aggregate for all such Debt and Disqualified Stock.

          For the purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant or is entitled to be Incurred pursuant to
Section 4.09(a), the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this Section 4.09.

          Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section
4.09 permitting such Debt.

          For the purposes of determining any particular amount of Debt under this Section 4.09, (a) guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the Holders of the Senior Discount Notes that are permitted in
Section 4.11 will not be treated as Debt.

          For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, and any such foreign denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar-equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar equivalent principal amount of the Debt on the date of initial Incurrence.

          If obligations in respect of letters of credit are incurred pursuant to the Credit Facilities and are being treated as Incurred pursuant to clause
(1) of the second paragraph of this

Section 4.09 and the letters of credit relate to other Debt then such other Debt shall be deemed not Incurred.

          SECTION 4.10 Limitation on Restricted Payments.

          (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (1) a Default or Event of Default shall have occurred and be continuing,

          (2) the Company could not Incur at least $1.00 of additional Debt pursuant to Section 4.09(a), or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since December 3, 2002 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (i) 100% of EBITDA accrued on a cumulative basis during the period (treated as one accounting period) from October 1, 2002 to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available and have been either filed with the Commission or with the Trustee pursuant to Section 4.16 (or if the aggregate amount of EBITDA for such period shall be a deficit, minus 100% of such deficit) less
          1.4 times Consolidated Interest Expense, plus

               (ii) 100% of Capital Stock Sale Proceeds and cash capital contributions to the Company, plus (without duplication)

               (iii) the sum of:

               (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after December 3, 2002 of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

               (B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after December 3, 2002 upon the conversion or exchange of any Debt issued or sold on or after December 3, 2002 that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, together with, in the cases of both (A) and (B), the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, but excluding, in the case of clause (A) or (B): (x) any such Debt issued or sold to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or such Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus (without duplication)

               (iv) an amount equal to the sum of:

               (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property or any other disposition or repayment of such Investments, in each case to the Company or any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), less the cost of the disposition of such Investments, and

               (B) the Fair Market Value of the Investment of the Company and any Restricted Subsidiary in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

          provided, however, that the foregoing sum described in Section 4.10(a)(3)(iv) shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

          (b) Notwithstanding the foregoing limitation, the Company may:

          (1) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with this Indenture (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments);

          (2) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or options, warrants or other rights to acquire such Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) or a capital contribution to the Company; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(a)(3)(ii) above;

          (3) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for or out of the proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company or any Restricted Subsidiary) or a capital contribution to the Company or Subordinated Obligations; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to Section 4.10(a)(3)(ii) above;

          (4) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

          (5) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $20 million in any calendar year plus any proceeds received by the Company in respect of "key-man" life insurance (any such amounts not used in a calendar year shall be available for use in any subsequent year); provided, further, that such repurchase and other acquisition shall be excluded in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to Section 4.10(a)(3)(ii) or Section 4.10(b)(2) above;

          (6) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company (for the avoidance of doubt, such payments shall be included in the amount of Restricted Payments);

          (7) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options; provided that all such repurchases shall not be included in the calculation of Restricted Payments and no proceeds in respect of the


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

     issuance of Capital Stock shall be deemed to have been received for the purposes of Section 4.10(a)(3)(ii) above;

          (8) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to Section 4.08 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by this Indenture and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that such payments shall be included in the calculation of Restricted Payments;

          (9) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by Section 4.12, and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company at a purchase price not greater than 100% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock pursuant to a provision similar to Section 4.12 in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by this Indenture and has repurchased all notes validly tendered for payment in connection with such Prepayment Offer; provided, further, that such payments shall be included in the calculation of Restricted Payments; and

          (10) make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this Section 4.10(b)(10) since the Issue Date, does not exceed $100 million, in the event that the Dex Media Merger is consummated or $50 million in the event that the Dex Media Merger is not consummated, provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; provided, further, that such payments shall be excluded in the calculation of Restricted Payments;

          (11) so long as no Default or Event of Default shall have occurred and be continuing, pay cash dividends on the Company's common stock or equivalent in an amount not to exceed a Dividend Yield of 3% (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments);

          (12) repurchase or redeem preferred stock purchase rights issued in connection with any shareholders rights plan of the Company; and

          (13) (a) in the event that the Dex Media Merger is consummated, any Restricted Payment (i) used to fund the Transactions and the fees and expenses related thereto; (ii) used to repurchase or redeem Preferred Stock held by affiliates of Goldman Sachs & Co. pursuant to the Stock Purchase Agreement from the proceeds of the offering of the Senior Discount Notes; and (iii) in connection with the Merger, to repurchase,


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

     redeem, acquire or retire any Dex Media Existing Notes or Dex Media Subsidiaries Existing Notes pursuant to provisions similar to those described under Section 4.08; or (b) in the event the Dex Media Merger is not consummated, any Restricted Payment (i) used to fund a payment of fees and expenses in connection with the Transactions, including the termination of the Dex Media Merger in accordance with the Merger Agreement and (ii) used to repurchase or redeem Preferred Stock held by affiliates of Goldman Sachs & Co. pursuant to the Stock Purchase Agreement from the proceeds of the offering of the Senior Discount Notes.

          The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

          SECTION 4.11 Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom that secures Debt, unless:

          (1) in the case of a Lien securing Subordinated Obligations, the Senior Discount Notes are secured by a Lien on such Property or such interest therein or such income or profits therefrom that is senior in priority to the Lien securing such Subordinated Obligations for so long as such Subordinated Obligations are so secured; and

          (2) in all other cases, the Senior Discount Notes are equally and ratably secured by a Lien on such Property or such interest therein or profits therefrom for so long as such Debt is so secured.

          SECTION 4.12 Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

          (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (2) in the case of Asset Sales which are not Permitted Asset Swaps, at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of (a) cash or Cash Equivalents; (b) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Discount Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (c) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash


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

     received) within 90 days after receipt; or (d) a combination of the consideration specified in clauses (a) through (c); and

          (3) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (1) and
     (2).

          (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (A) to permanently prepay or permanently repay (i) any Credit Facilities Debt (and to correspondingly reduce commitments with respect thereto), (ii) Debt that ranks pari passu with the Senior Discount Notes (provided that if the Company shall so reduce obligations under such Debt, it will equally and ratably reduce obligations under the Senior Discount Notes by making an offer (in accordance with the procedures set forth below for a Prepayment Offer (as defined below) to all holders of Senior Discount Notes to purchase at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata aggregate principal amount of the Senior Discount Notes),
     (iii) Debt of a Restricted Subsidiary, in each case other than Debt owed to the Company or an Affiliate of the Company; provided that, if an offer to purchase any Debt of RHDI or any of its Restricted Subsidiaries is made in accordance with the terms of such Debt, the obligation to permanently reduce Debt of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and no Excess Proceeds in the amount of such offer will be deemed to exist following such offer or (iv) Debt which shall have been secured by the assets sold in the relevant Asset Sale (except as provided in clauses (i), (ii) or (iii)); and/or

          (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

          (c) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.12(b) within 365 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." Pending the final application of the Net Available Cash, the Company or any Restricted Subsidiary may temporarily reduce Debt under the revolving portion of the Credit Facilities or otherwise invest such Net Available Cash in Temporary Cash Investments.

          (d) When the aggregate amount of Excess Proceeds exceeds $100 million, in the event that the Dex Media Merger is consummated or $50 million in the event that the Dex Media Merger is not consummated, the Company will be required to make an offer to purchase (the "Prepayment Offer") the Senior Discount Notes and any other pari passu Debt outstanding with similar provisions requiring an offer to purchase such Debt with such proceeds, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record


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

on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over subscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Senior Discount Notes have been given the opportunity to tender their Senior Discount Notes for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by this Indenture and the amount of Excess Proceeds will be reset to zero.

          The term "Allocable Excess Proceeds" will mean the product of:

          (a) the Excess Proceeds, and

          (b) a fraction,

               (1) the numerator of which is the aggregate principal amount at maturity of the Senior Discount Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, including Additional Interest, if any, and

               (2) the denominator of which is the sum of the aggregate principal amount at maturity of the Senior Discount Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Senior Discount Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Senior Discount Notes tendered).

          (e) Within forty-five Business Days after the Company is obligated to make a Prepayment Offer as described in Section 4.12(d), the Company shall send a written notice, by first-class mail, to the Holders of Senior Discount Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          (f) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided Section 4.12(e), the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with Section 4.12(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a wholly owned Subsidiary is the Paying Agent, shall


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

segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this
Section 4.12. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Senior Discount Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Senior Discount Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.12.

          (g) Holders electing to have a Senior Discount Note purchased shall be required to surrender the Senior Discount Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Senior Discount Note that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Senior Discount Note purchased. If at the expiration of the Offer Period the aggregate principal amount at maturity of Senior Discount Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Discount Notes to be purchased on pro rata basis for all Senior Discount Notes (with such adjustments as may be deemed appropriate by the Company so that only Senior Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Senior Discount Notes are purchased only in part shall be issued new Senior Discount Notes equal in principal amount at maturity to the unpurchased portion of the Senior Discount Notes surrendered.

          (h) At the time the Company delivers Senior Discount Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Senior Discount Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section
4.12. A Senior Discount Note shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Senior Discount Notes pursuant to this Section 4.12, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.


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

          SECTION 4.13 Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (1) the terms of such Affiliate Transaction are:

               (i) set forth in writing, and

               (ii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

          (b) if such Affiliate Transaction involves aggregate payments or value in excess of $20 million in the event that the Dex Media Merger is consummated or $10 million in the event that the Dex Media Merger is not consummated, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company or, if there is only one disinterested director, such disinterested director) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(1)(ii) of this Section 4.13 as evidenced by a Board Resolution, and

          (c) if such Affiliate Transaction involves aggregate payments or value in excess of $100 million in the event that the Dex Media Merger is consummated or $50 million in the event that the Dex Media Merger is not consummated, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

          (d) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may make, enter into or suffer to exist the following:

          (1) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries;

          (2) any Restricted Payment permitted to be made pursuant to Section
     4.10 or any Permitted Investment;

          (3) the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries in the ordinary course of business;

          (4) payments pursuant to employment agreements, collective bargaining agreements, employee benefit plans, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans,


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

     directors' and officers' indemnification agreements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (5) loans and advances to officers, directors or employees (or guarantees of third party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $50 million in the aggregate at any one time outstanding;

          (6) any agreement as in effect on the Issue Date or any amendment to any such agreement (so long as any such amendment is not disadvantageous to the Holders of the Senior Discount Notes in any material respect) or any transaction contemplated thereby;

          (7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries or are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of the Board of Directors of the Company in good faith (including a majority of disinterested directors of the Board of Directors of the Company, or if there is only one disinterested director, such director);

          (8) the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company; and

          (9) sales or transfer of dispositions of Receivables and Related Assets to a Securitization Entity and acquisitions of Investments in connection therewith.

          SECTION 4.14 Designation of Restricted and Unrestricted Subsidiaries.

          (a) The Board of Directors of the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (x) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

          (y) the Company would be permitted under Section 4.10 to make a Restricted Payment in an amount equal to the Fair Market Value of the Investment in such Subsidiary. For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $100 million in the event that the Dex Media Merger is consummated or $50 million in the event that the Dex Media Merger is not consummated, such Fair Market Value shall be determined by an Independent Financial Advisor.


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

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

          (b) Except as provided in Section 4.14(a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) except to the extent permitted under Sections 4.10 and provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Debt or assets of any Unrestricted Subsidiary on a nonrecourse basis as long as the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain that pledged property.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $l.00 of additional Debt pursuant to Section 4.09(a), and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (x) certifies that such designation or redesignation complies with the provisions of this Section 4.14, and

          (y) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to Section 4.16 in respect of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to Section 4.16).

          SECTION 4.15 Limitation of Company's Business.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the business that the Company and its Restricted Subsidiaries are engaged in on the Issue Date or a Related Business.


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

          SECTION 4.16 Reports to Holders.

          Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will electronically file with the Commission, so long as the Senior Discount Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required so to file such documents if the Company were so subject, unless, in any case, such filings are not then permitted by the Commission.

          If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the Holders, within 15 days of each Required Filing Date, transmit by mail to Holders, as their names and addresses appear in the Senior Discount Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective Holder or beneficial owner at the Company's cost.

          So long as any of the Senior Discount Notes remain restricted under Rule 144, the Company will make available upon request to any prospective purchaser of Senior Discount Notes or beneficial owner of Senior Discount Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.17 Suspension of Covenants.

          (a) From and after the first date that: (i) the Senior Discount Notes have Investment Grade Ratings from one of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

          (1) Section 4.09;

          (2) Section 4.10;

          (3) Section 4.12;

          (4) Section 4.13;


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

          (5) Clause 5 of Section 5.01(a) (collectively, the "Suspended Covenants").

          (b) Upon the occurrence of a Covenant Suspension Event (the "Suspension Date"), the amount of Excess Proceeds from Net Proceeds shall be set at zero. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") in the event that only one Rating Agency had previously provided an Investment Grade Rating on the Senior Discount Notes, then one of the Rating Agencies withdraws its Investment Grade Rating or lowers the rating assigned to the Senior Discount Notes below an Investment Grade Rating or, in the event that both of the Rating Agencies have previously provided Investment Grade Ratings on the Senior Discount Notes, then both of the Rating Agencies withdraw their Investment Grade Rating or lower the Investment Grade Ratings assigned to the Senior Discount Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

          (c) On the Reversion Date, all Debt incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(a) hereof or one of the clauses set forth in
Section 4.09(b) hereof (to the extent such Debt or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Debt incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 4.09(a) or (b) hereof, such Debt or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (17) of Section 4.09(b) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section
4.10 hereof will be made as though Section 4.10 hereof had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.10(a) hereof.

          (d) The Company shall deliver promptly to the Trustee an Officers' Certificate notifying it of any such occurrence under this Section 4.17.

          SECTION 4.18 RHD Merger.

          If the Dex Media Merger is consummated prior to June 30, 2006 and funds from the Proceeds Account (as defined in the Finance Corp. Senior Discount Notes Escrow Agreement and Finance Corp. Senior Notes Escrow Agreement) are released pursuant to the terms of the Finance Corp. Senior Discount Notes Escrow Agreement and Finance Corp. Senior Note Escrow Agreement, immediately following such Dex Media Merger, Finance Corp. shall merge with and into RHD, with RHD as the surviving entity. In connection with such RHD


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

Merger, RHD shall enter into supplemental indentures and assume all obligations of Finance Corp. in accordance with the terms of the indentures governing the Finance Corp. Senior Notes and Finance Corp. Discount Notes.

          SECTION 4.19 OID Certificate.

          The Company shall file with the Trustee promptly after the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Senior Discount Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

          SECTION 5.01 Merger, Consolidation and Sale of Property.

          (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions, unless:

               (1) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made which is substituted for the Company as the issuer of the Senior Discount Notes shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

               (2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal amount at maturity (or Accreted Value, as the case may be) of the Senior Discount Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

               (3) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

               (4) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this Section 5.01(a)(4) and Sections 5.01(a)(5) and (a)(6) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt pursuant to Section 4.09(a); and

               (6) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          (b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture, but the predecessor Company in the case of:

          (A) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety) of substantially all of the assets of the Company and its Restricted Subsidiaries, or

          (B) a lease,

shall not be released from any obligation to pay the aggregate principal amount at maturity (or Accreted Value, as the case may be) of the Senior Discount Notes and any accrued and unpaid interest.

          SECTION 5.02 Successor Person Substituted.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of either the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Senior Discount Notes.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

          SECTION 6.01 Events of Default.

          The following events shall be "Events of Default":

          (1) the Company defaults in any payment of interest on any Senior Discount Note when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal amount of any Senior Discount Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3) the Company fails to comply with Section 4.08, Section 4.12 or 5.01;

          (4) the Company fails to comply with any covenant or agreement in the Senior Discount Notes or in this Indenture (other than a failure that is the subject of Section 6.01(1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Company as specified in this
     Section 6.01;

          (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate principal amount in excess of $40 million in the event that the Dex Media Merger is consummated or $20 million in the event that the Dex Media Merger is not consummated, unless the Company is contesting such acceleration in good faith;

          (6) the Company, RHDI or any other Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary insolvency proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary or the Company other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(6);


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          (7) court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, RHDI or any other Significant Subsidiary in an involuntary insolvency proceeding;

               (B) appoints a Custodian of the Company, RHDI or any other Significant Subsidiary or for any substantial part of its property;

               (C) orders the winding up or liquidation of the Company, RHDI or any other Significant Subsidiary; or

               (D) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days; or

          (8) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim and that continues to make payments pursuant to the terms of the relevant policy) in excess of $40 million in the event that the Dex Media Merger is consummated or $20 million in the event that the Dex Media Merger is not consummated, at the time entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect or otherwise payable.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          A Default under Section 6.01(4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          The Company shall immediately notify the Trustee if a meeting of the Board of Directors of the Company is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.


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          SECTION 6.02 Acceleration of Maturity; Rescission.

          If an Event of Default with respect to the Senior Discount Notes (other than an Event of Default specified in Sections 6.01(6) and 6.01(7)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding may declare to be immediately due and payable the Accreted Value of all the Senior Discount Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default specified in Sections 6.01(6) and 6.01(7) shall occur, such amount with respect to all the Senior Discount Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Senior Discount Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding may rescind and annul such acceleration if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under
Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          In the event of a declaration of acceleration of the Senior Discount Notes because an Event of Default described in Section 6.01(5) has occurred and is continuing, the declaration of acceleration of the Senior Discount Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Debt within the grace period provided applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Senior Discount Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Senior Discount Notes that became due solely because of the acceleration of the Senior Discount Notes, have been cured or waived.

          Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Senior Discount Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Discount Notes.


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          No Holder of Senior Discount Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

               (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default,

               (2) the Holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

               (3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding, within 60 days after such notice, request and offer.

          However, such limitations do not apply to a suit instituted by a Holder of any Senior Discount Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Discount Note on or after the respective due dates expressed in such Senior Discount Note.

          SECTION 6.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Senior Discount Notes or to enforce the performance of any provision of the Senior Discount Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Discount Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Senior Discount Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

          SECTION 6.04 Waiver of Past Defaults and Events of Default.

          Provided the Senior Discount Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount at maturity of Senior Discount Notes at the time outstanding may on behalf of the Holders of all the Senior Discount


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Notes waive any past Default with respect to such Senior Discount Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Senior Discount Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Senior Discount Note affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Senior Discount Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          SECTION 6.05 Control by Majority.

          The Holders of at least a majority in aggregate principal amount of the outstanding Senior Discount Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Senior Discount Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Senior Discount Notes.

          SECTION 6.06 Limitation on Suits.

          No Holder of Senior Discount Notes will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default,

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Senior Discount Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense,

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and

          (5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Senior Discount Notes do not give the Trustee a direction that is inconsistent with the request.

          However, such limitations do not apply to a suit instituted by a Holder of any Senior Discount Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Discount Note on or after the respective due date expressed in such Senior Discount Note.


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

          SECTION 6.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, or stockholder of the Company shall have any liability for any obligations of the Company under the Senior Discount Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Discount Notes. This waiver may not be effective to waive liabilities under the U.S. federal securities laws.

          SECTION 6.08 Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Discount Note to receive payment of the principal of or premium, if any, or interest, if any, on such Senior Discount Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Discount Notes shall not be impaired or affected without the consent of the Holder.

          SECTION 6.09 Collection Suit by Trustee.

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Senior Discount Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

          SECTION 6.10 Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Discount Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Senior Discount Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Senior Discount Notes


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may be prosecuted and enforced by the Trustee without the possession of any of the Senior Discount Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          SECTION 6.11 Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Senior Discount Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Discount Notes; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

          SECTION 6.12 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Senior Discount Notes then outstanding.

                                 ARTICLE SEVEN

                                     TRUSTEE

          SECTION 7.01 Duties of Trustee.

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.


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          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Discount Notes and this Indenture.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of Section 7.01(b).

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Senior Discount Notes received by it pursuant to the terms hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, Sections 7.01(a),
(b), (c) and (e) shall govern every provision of this Indenture that in any way relates to the Trustee.


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

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

          SECTION 7.02 Rights of Trustee.

          Subject to Section 7.01:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Senior Discount Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

          (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee


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

     shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (10) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

          SECTION 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Discount Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

          SECTION 7.04 Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Discount Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Senior Discount Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Senior Discount Notes or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Discount Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.

          SECTION 7.05 Notice of Defaults.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Senior Discount Note (including


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payments pursuant to a redemption or repurchase of the Senior Discount Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

          SECTION 7.06 Reports by Trustee to Holders.

          If required by TIA Section 313(a), within 60 days after August 15 of any year, commencing 2006, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

          Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (A) to all Holders of Senior Discount Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (B) to such Holders of Senior Discount Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Senior Discount Notes are listed. The Company shall promptly notify the Trustee when the Senior Discount Notes are listed on any stock exchange or delisted therefrom.

          SECTION 7.07 Compensation and Indemnity.

          The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee's duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

          The Company shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or


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

Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company and the Company shall pay the reasonable fees and expenses of such counsel.

          Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

          To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Senior Discount Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Senior Discount Notes.

          The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

          SECTION 7.08 Replacement of Trustee.

          The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

          The Trustee may resign by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Senior Discount Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.


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          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Senior Discount Notes may petition at the expense of the Company any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09 Successor Trustee by Consolidation, Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10 Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

          SECTION 7.11 Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 7.12 Paying Agents.

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:


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          (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Senior Discount Notes (whether such sums have been paid to it by the Company or by any obligor on the Senior Discount Notes) in trust for the benefit of Holders of the Senior Discount Notes or the Trustee;

          (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (3) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Senior Discount Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Senior Discount Notes when the same shall be due and payable.

                                 ARTICLE EIGHT

                             MODIFICATION AND WAIVER

          SECTION 8.01 Without Consent of Holders.

          (a) The Company and Trustee may modify and amend this Indenture without the consent of any Holder for any of the following purposes:

          (1) to cure any ambiguity, omission, defect or inconsistency in this Indenture;

          (2)  to comply with Section 5.01;

          (3) to provide for uncertificated Senior Discount Notes, in addition to or in place of certificated Senior Discount Notes;

          (4)  to add Guarantees with respect to the Senior Discount Notes;

          (5)  to secure the Senior Discount Notes under this Indenture;

          (6) to add to the covenants of the Company for the benefit of the Holders of the Senior Discount Notes or to surrender any right or power conferred upon the Company;

          (7) to make any change that does not adversely affect the rights of any Holder of the Senior Discount Notes;

          (8) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

          (9) to provide for the issuance of Additional Senior Discount Notes in accordance with this Indenture, including the issuance of Additional Senior Discount Notes as restricted securities under the Securities Act and


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

               substantially identical Additional Senior Discount Notes pursuant to an Exchange Offer registered with the Commission; or

          (10) to evidence and provide the acceptance of the appointment of a successor Trustee under Section 7.09.

          SECTION 8.02 With Consent of Holders.

          (a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Discount Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and Section 8.01) with the consent of the registered Holders of at least a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding.

          (b) However, without the consent of each Holder of an outstanding Senior Discount Note, no amendment may,

          (1) reduce the amount of Senior Discount Notes whose holders must consent to an amendment, supplement or waiver,

          (2) reduce the rate of or change the time for payment of interest on any Senior Discount Note,

          (3) reduce the principal of or change the Stated Maturity of any Senior Discount Note,

          (4) make any Senior Discount Note payable in money other than that stated in the Senior Discount Note,

          (5) impair the right of any Holder of the Senior Discount Notes to receive payment of principal of and interest on such Holder's Senior Discount Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Discount Notes,

          (6) release any security interest that may have been granted in favor of the Holders of the Senior Discount Notes pursuant to Section
               4.11 other than pursuant to the terms of this Indenture,

          (7) waive a default in the payment of principal of or premium, if any, or interest, if any, on the Senior Discount Notes (except as set forth under Section 6.01).

          (c) The consent of the Holders of the Senior Discount Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.


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

          (d) After an amendment that requires the consent of the Holders of Senior Discount Notes becomes effective, the Company shall mail to each registered Holder of the Senior Discount Notes at such holder's address appearing in the security register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Senior Discount Notes, or any defect therein, shall not impair or affect the validity of the amendment.

          (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

          SECTION 8.03 Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Senior Discount Notes shall comply with the TIA as then in effect.

          SECTION 8.04 Revocation and Effect of Consents.

          (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Senior Discount Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Senior Discount Note or portion thereof, and of any Senior Discount
Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Senior Discount Note.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

          SECTION 8.05 Notation on or Exchange of Senior Discount Notes.

          If an amendment, supplement, or waiver changes the terms of a Senior Discount Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Senior Discount Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Senior Discount Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Discount Note shall issue, and the Trustee shall authenticate, a new Senior Discount Note


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that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 8.06 Trustee To Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 10.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 9.01 Discharge of Liability on Senior Discount Notes; Defeasance.

          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Senior Discount Notes issued hereunder when:

          (1) either (x) all Senior Discount Notes that have been authenticated, except lost, stolen or destroyed Senior Discount Notes that have been replaced or paid and Senior Discount Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (y) all Senior Discount Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Senior Discount Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit;

          (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and


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          (4)  the Company has delivered irrevocable instructions to the trustee under this Indenture to apply the deposited money toward the payment of the Senior Discount Notes at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Company.

          (b) Subject to Sections 9.01(c) and 9.02, the Company may, at its option and at any time, elect to terminate some or all of its obligations under the outstanding Senior Discount Notes and this Indenture (hereinafter, "Legal Defeasance") except for obligations under Sections 2.04, 2.07 and 2.08 and obligations under the TIA. At any time the Company may terminate its obligations
(i) under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17
and 4.18, (ii) under Section 6.01(5), (6), (7) or (8) (with respect to Significant Subsidiaries) and (iii) under Sections 5.01(a)(5) and (a)(6) on a date the conditions set forth in Section 9.02 are satisfied (hereinafter, "Covenant Defeasance") and thereafter, any omission to comply with any covenant referred to in clause (ii) above will not constitute a Default or Event of Default with respect to the Senior Discount Notes. The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

          (c) If the Company exercises its Legal Defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the Senior Discount Notes may not be accelerated because of an Event of Default as described in Section 6.01(3) (insofar as such Event of Default applies to obligations under Sections 5.01(a)(5), (a)(6)), under Section 6.01(4) (insofar as such Event of Default applies to obligations under Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18), under Sections
6.01(5), (6), (7) (in the case of Sections 6.01(6) and (7), with respect to Significant Subsidiaries only) or under Section 6.01(8) or the failure of the Company to comply with Section 5.01(a)(5).

          (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05 and 9.06 shall survive until such time as the Senior Discount Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.06 shall survive.

          SECTION 9.02 Conditions to Defeasance.

          The Legal Defeasance option or the Covenant Defeasance option, in
Section 9.01 may be exercised only if:

          (a) the Company irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of


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

               principal of and interest on the Senior Discount Notes to maturity or redemption, as the case may be;

          (b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Senior Discount Notes to maturity or redemption, as the case may be;

          (c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.01(7) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

          (f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g) in the case of an election of Legal Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel stating that:

                    (1) the Company has received from, or there has been
               published by, the Internal Revenue Service a ruling; or

                    (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law,

               to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Discount Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election has not occurred;

          (h) in the case of an election of Covenant Defeasance under Section 9.01, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Discount Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant


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

               Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

          (i) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to an election under 9.01 have been complied with as required by this Indenture.

          SECTION 9.03 Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

          All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Senior Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Senior Discount Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Discount Notes.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or Government Obligations held by it as provided in
Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 9.04 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Senior Discount Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Discount Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.


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          SECTION 9.05 Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Company upon a request of the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 9.06 Moneys Held by Trustee.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Senior Discount Note that are not applied but remain unclaimed by the Holder of such Senior Discount Note for two years after the date upon which the principal of, or premium, if any, or interest on such Senior Discount Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Senior Discount Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Holder affected, at the address shown in the register of the Senior Discount Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                                  MISCELLANEOUS

          SECTION 10.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.


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
          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 10.02 Notices.

          Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company:

               R.H. Donnelley Corporation
               1001 Winstead Drive
               Cary, North Carolina 27513
               Attn: General Counsel
               Fax: (919) 297-1518

          With a copy to:

               Jones Day
               North Point, 901 Lakeside Avenue
               Cleveland, Ohio 44114-1190
               Attn: Thomas C. Daniels
               Fax: (216) 579-0212

          If to the Trustee, Registrar or Paying Agent:

               Mailing Address:
               The Bank of New York
               101 Barclay Street, Floor 8W
               New York, New York 10286
               Attn.: Corporate Trust Administration
               Fax: (212) 815-5707

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is


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
mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          SECTION 10.03 Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Discount Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 10.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for the issuance of Senior Discount Notes on the Issue Date and the Exchange Senior Discount Notes), the Company shall furnish to the Trustee:

          (A) an Officers' Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (B) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05 Statements Required in Certificate and Opinion.

          Each certificate (other than certificates pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:

          (A) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (C) a statement that, in the opinion of such Person, it, he or she has made such examination or investigation as is necessary to enable it, him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and


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

          (D) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

          SECTION 10.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

          SECTION 10.07 Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 10.08 Governing Law.

          This Indenture and the Senior Discount Notes shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 10.09 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

          SECTION 10.10 Successors.

          All agreements of the Company in this Indenture and the Senior Discount Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

          SECTION 10.11 Multiple Counterparts.

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

          SECTION 10.12 Table of Contents, Headings, etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 10.13 Separability.

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Senior Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                        R.H. DONNELLEY CORPORATION


                                        By: /s/ Robert J. Bush
                                            ------------------------------------
                                        Name: Robert J. Bush
                                        Title: Vice President, General Counsel
                                               and Corporate Secretary

                                        THE BANK OF NEW YORK, as Trustee


                                        By: /s/ Julie Salovitch Miller
                                            ------------------------------------
                                        Name: Julie Salovitch Miller
                                        Title: Vice President

                                                                       EXHIBIT A

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE, THE ISSUE PRICE IS $909.81 AND THE AMOUNT OF OID IS $90.19. THE ISSUE DATE OF THIS NOTE IS JANUARY 27, 2006 AND THE YIELD TO MATURITY IS 8.625%.

                           R.H. DONNELLEY CORPORATION

CUSIP No. $

          6.875% SERIES A-1 SENIOR DISCOUNT NOTE DUE 2013

          R.H. DONNELLEY CORPORATION, a Delaware corporation, as issuer (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $[_______] on January 15, 2013.

          Interest Payment Dates: January 15 and July 15.

          Record Dates: January 1 and July 1.

          Reference is made to the further provisions of this Senior Discount Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Senior Discount Note to be signed manually or by facsimile by one of its duly authorized officers.

                                        R.H. DONNELLEY CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                          Certificate of Authentication

          This is one of the 6.875% Series A-1 Senior Discount Notes Due 2013 referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
Dated:
       ------------------------------

                            [FORM OF REVERSE OF NOTE]

                           R.H. DONNELLEY CORPORATION

                 6.875% SERIES A-1 SENIOR DISCOUNT NOTE DUE 2013

          1. Interest. R.H. DONNELLEY CORPORATION, a Delaware corporation, as issuer (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount at maturity set forth on the face hereof at a rate of 6.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 27, 2006 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing July 15, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Senior Discount Notes.

          2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 1 or July 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Senior Discount Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company, the Company may pay or cause to be paid by the Paying Agent, all principal, interest and Additional Interest, if any, on that Holder's Senior Discount Notes in accordance with those instructions. All other payments on the Senior Discount Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          4. Indenture. The Company issued the Senior Discount Notes under an Indenture dated January 27, 2006 (the "Indenture") between the Company and the Trustee. This is one of an issue of Senior Discount Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Senior Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

          The Senior Discount Notes are senior unsecured obligations of the Company and can be issued in an initial amount of up to $365,000,000 aggregate principal amount at maturity and additional amounts as part of the same series or new series under the Indenture subject to the provisions of the Indenture.

          5. Optional Redemption. (a) Except as set forth in this Section 5(b) and (c), the Senior Discount Notes will not be redeemable at the option of the Company prior to January 15, 2009. Thereafter, the Senior Discount Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below and are expressed as percentages of principal amount at maturity:

                                           Redemption
             Redemption Year                  Price
             ---------------               ----------
2009....................................    103.438%
2010....................................    101.719%
2011 and thereafter.....................    100.000%

          (b) From time to time prior to January 15, 2008, the Company may at its option on any one or more occasions redeem Senior Discount Notes (including Additional Senior Discount Notes, if any) in an aggregate principal amount at maturity up to a maximum of 40% of the aggregate principal amount at maturity of Senior Discount Notes (including Additional Senior Discount Notes, if any) issued under the Indenture at a redemption price of 106.875% of the principal amount at maturity, plus accrued and unpaid interest thereon, if any, to the redemption date, subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

          (1) at least 60% of the aggregate principal amount at maturity of Senior Discount Notes (including Additional Senior Discount Notes, if any) issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding Senior Discount Notes held by the Company and its Subsidiaries); and

          (2) the redemption occurs within 90 days' of the date of the closing of such Qualified Equity Offering upon not less than 30 nor more than 60 days' prior notice.

          (c) The Senior Discount Notes may be redeemed, in whole or in part, at any time prior to January 15, 2009, at the option of the Company upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount at maturity of the Senior Discount Notes redeemed on the redemption date plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          For purposes of this Section 5(c), the following terms will have the following definitions:

          "Applicable Premium" means, with respect to any Senior Discount Note on any redemption date, the greater of:

          (1) 1.0% of the then outstanding principal amount at maturity of the Senior Discount Note; and

          (2) the excess of:

               (a) the present value at such redemption date of (i) the redemption price of the Senior Discount Note at January 15, 2009 (such redemption price being set forth in the table appearing under Section 5(a)) plus (ii) all required interest payments due on the Senior Discount Note through January 15, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

               (b) the then outstanding principal amount at maturity of the Senior Discount Note.

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2009; provided, however, that if the period from the redemption date to January 15, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

          (d) The Trustee will select Senior Discount Notes called for redemption pursuant to this paragraph 5 on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Senior Discount Notes of $1,000 or less shall be redeemed in part. A new Senior Discount Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Discount Note. Senior Discount Notes called for redemption pursuant to this paragraph 5 and paragraph 6 hereto become due on the date fixed for redemption. On and after the redemption date, interest stops accruing on Senior Discount Notes or portions of them called for redemption.

          6. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Discount Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Senior Discount
Note is to be redeemed in part only, the notice of redemption that relates to such Senior Discount Note shall state the portion of the principal amount at maturity thereof to be redeemed.

          7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Senior Discount Notes in accordance with the procedures set forth in the Indenture.

          8. Registration Rights. (a) Pursuant to a Registration Rights Agreement between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"), the Company will be obligated to consummate an exchange offer (the "Exchange Offer") pursuant to which the Holder of this Senior Discount Note shall have the right to exchange this Senior Discount Note for Senior Discount Notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Senior Discount Notes except for terms concerning additional interest and transfer restrictions, (b) If (i) within 120 days after the Issue Date (or 90 days after the Company is either required or requested to file a Shelf Registration Statement pursuant to the Registration Rights Agreement), the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement), has not been filed with the Commission; (ii) within 180 days after the date of the Issue Date (or 150 days after the Company is either required or requested to file a Shelf Registration Statement pursuant to the Registration Rights Agreement), the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement), has not been declared effective; (iii) within 210 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or useable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of the Senior Discount Notes or Exchange Securities in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses
(i) through (iv), a "Registration Default"), additional interest ("Additional Interest") will accrue on the Senior Discount Notes and the Exchange Securities (in addition to the stated interest on the Senior Discount Notes and the Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at an initial rate of 0.25% per annum of the aggregate principal amount at maturity of the Senior Discount Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, up to a maximum of 1.00% per annum.

          9. Denominations, Transfer, Exchange. The Senior Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Discount Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Senior Discount Note for a period of 15 days immediately preceding the redemption of Senior Discount Notes, except the unredeemed portion of any Senior Discount Note being redeemed in part.

          10. Persons Deemed Owners. The registered Holder of this Senior Discount Note may be treated as the owner of this Senior Discount Note for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          12. Amendment, Supplement, Waiver, Etc. The Company and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Senior Discount Notes, amend, waive or supplement the Indenture or the Senior Discount Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Company of its obligations under the Indenture and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Senior Discount Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Senior Discount Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Discount Notes to be affected.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Debt, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, enter into transactions with Affiliates, expand into unrelated businesses, create liens, consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Senior Discount Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Senior Discount Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

          15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount at maturity of the Senior Discount Notes then outstanding, by notice in writing to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Senior Discount Notes; and upon any such declaration all such amounts upon such Senior Discount Notes shall become and be immediately due and payable, anything in the Indenture or in the Senior Discount Notes to the contrary notwithstanding. If an Event of Default specified in Sections 6.01(6) and 6.01(7) of the Indenture occurs, then the principal of and any accrued and unpaid interest on all of the Senior Discount Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Discount Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Discount Notes. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Senior Discount Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

          16. Trustee Dealings with Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Senior Discount Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Discount Notes by accepting a Senior Discount Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Senior Discount Notes.

          18. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Discount Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Senior Discount Notes to maturity or redemption, as the case may be.

          19. Authentication. This Senior Discount Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Senior Discount Note.

          20. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Company agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Senior Discount Notes.

          21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               R.H. Donnelley Corporation

               1001 Winstead Drive
               Cary, North Carolina 27513
               Attn: General Counsel
               Telephone: (914) 297-1600
               Fax: (919) 297-1518

          With a copy to:

               Jones Day
               North Point, 901 Lakeside Avenue
               Cleveland, Ohio 44114-1190
               Attn: Thomas C. Daniels
               Tel: (216) 586-3939
               Fax: (216) 579-0212

                                   ASSIGNMENT

          I or we assign and transfer this Senior Discount Note to:

--------------------------------------------------------------------------------
(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Senior Discount Note on the books of the Company. The Agent may substitute another to act for him.


Date:                                   Your Signature:
      -------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this
                                                        Senior Discount Note)


Signature Guarantee:
                     ----------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Senior Discount Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

           [ ] Section 4.08                        [ ] Section 4.12

          If you want to have only part of the Senior Discount Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ -------------------------------
         (multiple of $1,000)


Date:                                   Your Signature:
      -------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this
                                                        Senior Discount Note)


-------------------------------------
Signature Guaranteed

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

         [FORM OF LEGEND FOR 144A SENIOR DISCOUNT NOTES AND OTHER SENIOR
                 DISCOUNT NOTES THAT ARE RESTRICTED SECURITIES]

THIS SENIOR DISCOUNT NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SENIOR DISCOUNT NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "IAI").

     (2) AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SENIOR DISCOUNT NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT (D) TO AN IAI ACQUIRING THE SENIOR DISCOUNT NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SENIOR DISCOUNT NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND IN THE CASE OF (C), (D), (E) OR (F) SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO SUCH OFFER, RESALE OR TRANSFER TO REQUIRE AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE COMPANY AND THE TRUSTEE), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR DISCOUNT NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SENIOR DISCOUNT NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR DISCOUNT NOTE IN VIOLATION OF THE FOREGOING.

          [FORM OF ASSIGNMENT FOR 144A SENIOR DISCOUNT NOTES AND OTHER
             SENIOR DISCOUNT NOTES THAT ARE RESTRICTED SECURITIES]

          I or we assign and transfer this Senior Discount Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Senior Discount Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]

          [ ] (a) this Senior Discount Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

          or

          [ ] (b) this Senior Discount Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Senior Discount Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Senior Discount Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:                                   Your Signature:
      -------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Senior Discount
                                                        Note)


Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

          The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the transferor hereby further certifies that the beneficial interest or certificated Senior Discount Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or certificated Senior Discount Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Senior Discount Note will be subject to the restrictions on transfer enumerated on the Rule 144A Senior Discount Notes and/or the certificated Senior Discount Note and in the Indenture and the Securities Act.

Dated:
       ------------------------------   ----------------------------------------
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT C

             [FORM OF LEGEND FOR REGULATION S SENIOR DISCOUNT NOTE]

THIS SENIOR DISCOUNT NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS SENIOR DISCOUNT NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
ACT) (AN "IAI").

     (2) AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SENIOR DISCOUNT NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT (D) TO AN IAI ACQUIRING THE SENIOR DISCOUNT NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF SENIOR DISCOUNT NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND IN THE CASE OF (C), (D) OR (F) SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO SUCH OFFER, RESALE OR TRANSFER TO REQUIRE AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION ACCEPTABLE TO THE COMPANY AND THE TRUSTEE), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE,

IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR DISCOUNT NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS SENIOR DISCOUNT NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR DISCOUNT NOTE IN VIOLATION OF THE FOREGOING.

           [FORM OF ASSIGNMENT FOR REGULATION S SENIOR DISCOUNT NOTE]

          I or we assign and transfer this Senior Discount Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Senior Discount Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

          [ ] (a) this Senior Discount Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

          or

          [ ] (b) this Senior Discount Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Senior Discount Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Senior Discount Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:                                   Your Signature:
      -------------------------------                   ------------------------
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Senior Discount
                                                        Note)


Signature Guarantee:
                     -----------------------------------------------------------

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

          The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Senior Discount Note will be subject to the restrictions on transfer enumerated on the Regulation S Senior Discount Notes and/or the certificated Senior Discount Note and in the Indenture and the Securities Act.

Dated:
       ------------------------------   ----------------------------------------
                                        NOTICE: To be executed by an executive
                                                officer

                                                                       EXHIBIT D

                [FORM OF LEGEND FOR GLOBAL SENIOR DISCOUNT NOTE]

          Any Global Senior Discount Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Senior Discount Note) in substantially the following form:

          THIS SENIOR DISCOUNT NOTE IS A GLOBAL SENIOR DISCOUNT NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SENIOR DISCOUNT NOTE IS NOT EXCHANGEABLE FOR SENIOR DISCOUNT NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR DISCOUNT NOTE (OTHER THAN A TRANSFER OF THIS SENIOR DISCOUNT NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

Attention: Corporate Trust Administration

          Re: R.H. Donnelley Corporation 6.875% Series A-1 Senior Discount Notes Due 2013 (the "Senior Discount Notes")

Dear Sirs:

          In connection with our proposed sale of $__________ aggregate principal amount at maturity of the Senior Discount Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) the offer of the Senior Discount Notes was not made to a U.S. person or to a person in the United States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) we have advised the transferee of the transfer restrictions applicable to the Senior Discount Notes.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------

                                                                       EXHIBIT F

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286

          Re:  6.875% SERIES A-1 SENIOR DISCOUNT NOTES DUE 2013

          Reference is hereby made to the Indenture, dated as of January 27, 2006 (the "Indenture"), between R.H. Donnelley Corporation, as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

     (a)  a beneficial interest in a Global Senior Discount Note, or

     (b)  a definitive Senior Discount Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Senior Discount Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Discount Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Senior Discount Notes have not been registered under the Securities Act, and that the Senior Discount Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Discount Notes or any interest therein, prior to the expiration of the holding period applicable to sales of the Senior

               Discount Notes under Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Discount Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the definitive Senior Discount Note or beneficial interest in a Global Senior Discount Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Senior Discount Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Discount Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Discount Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
               Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Discount Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Senior Discount Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------------, --------